                 As filed with the Securities and Exchange Commission on October 27, 2006

                                                                           Registration No. 333-
==========================================================================================================

                                       SECURITIES AND EXCHANGE COMMISSION
                                             Washington, D.C. 20549
                                             ______________________

                                                    FORM S-3
                                          REGISTRATION STATEMENT UNDER
                                           THE SECURITIES ACT OF 1933
                                             ______________________

                                FARMER MAC MORTGAGE SECURITIES CORPORATION
                          (Exact Name of Registrant as Specified in Its Charter)

                        Delaware                                                 52-1779791
                (State of incorporation)                            (I.R.S. Employer Identification No.)

                                             ______________________

            1133 21st Street, N.W., Suite 600                                 Henry D. Edelman
                 Washington, D.C. 20036                          Farmer Mac Mortgage Securities Corporation
                     (202) 872-7700                                  1133 21st Street, N.W., Suite 600
                                                                           Washington, D.C. 20036
                                                                               (202) 872-7700
   (Address, Including Zip Code, and Telephone Number,       (Name, Address, Including Zip Code, and Telephone
   Including Area Code, of the Registrant's Principal        Number, Including Area Code, of Agent for Service)
                   Executive Offices)
                                             ______________________
                                                  COPIES TO:

                    Jerome G. Oslick                                       Cameron L. Cowan, Esq.
        Federal Agricultural Mortgage Corporation                    Orrick, Herrington & Sutcliffe LLP
            1133 21st Street, N.W., Suite 600                               3050 K Street, N.W.
                 Washington, D.C. 20036                                    Washington, D.C. 20007
                     (202) 872-7700                                            (202) 339-8400

Approximate date of commencement of proposed sale to the public:  As soon as practicable on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e)
under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General
Instruction I.D. filed to register additional securities or additional classes of securities pursuant to
Rule 413(b) under the Securities Act, check the following box. [ ]

                                                  CALCULATION OF REGISTRATION FEE
================================================== ================= ===================== ===================== ===================

                                                                       Proposed maximum      Proposed maximum        Amount of
     Title of each class of securities to be         Amount to be     offering price per    aggregate offering      registration
                   registered                         registered           unit (1)             price (1)               fee
-------------------------------------------------- ----------------- --------------------- --------------------- -------------------
Guaranteed Agricultural Mortgage-Backed               $1,000,000             100%               $1,000,000              $107
Certificates, Series [__/__/06]
-------------------------------------------------- ----------------- --------------------- --------------------- -------------------

(1)      Estimated solely for the purpose of calculating the registration fee.

The  Registrant  hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment which  specifically  states that this  Registration  Statement shall  thereafter  become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended,  or until the  Registration  Statement shall become  effective on such  date as the  Securities  and  Exchange  Commission,  acting  pursuant  to said  Section  8(a),  may determine.

                                                     Subject to Completion, Dated October 27, 2006
                                                                       Prospectus

                                                      Federal Agricultural Mortgage Corporation

                                                                  Guarantor and Sponsor

                Farmer Mac Mortgage Securities Corporation                               Farmer Mac Guaranteed Certificates
                               Depositor                                                         Trust [__/__/06]
                                                                                                  Issuing Entity

                           $[________] Guaranteed Agricultural Mortgage-Backed Certificates, Series [__/__/06]

The depositor will create the Farmer Mac Guaranteed Certificates Trust [__/__/06] to acquire a pool of agricultural real estate mortgage loans organized into nine loan groups and issue certificates backed by those loans.  The trust will issue—

-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------
               Approximate                  Approximate
                 Original                     Initial                        First            Final          Price to Public/
    Class       Principal       CUSIP       Pass-Through    Payment       Distribution      Distribution        Proceeds to
 Designation    Amount(1)       Number        Rate(2)       Frequency         Date              Date            Depositor(3)
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------
  ZAQM1009      $[______]     31317KAG3      [____]%        Monthly        [_____] 25,    August 25, 2021   $[_____] (or [___]%)
                                                                              2006
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------

  ZAQS1010      $[______]     31317LAK2      [____]%     Semi-Annually        2007        January 25, 2022  $[_____] (or [___]%)
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------

  ZBQS1010      $[______]     31317NAH5      [____]%     Semi-Annually        2007        January 25, 2022  $[_____] (or [___]%)
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------

  ZCQS1005      $[______]     31317QAE5      [____]%     Semi-Annually        2007         July 25, 2021    $[_____] (or [___]%)
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------

  ZQ1M1008      $[______]     31317FAB5      [____]%        Monthly           2006         June 25, 2021    $[_____] (or [___]%)
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------

  ZQ1S1016      $[______]     31317JAR2      [____]%     Semi-Annually        2007        January 25, 2022  $[_____] (or [___]%)
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------

  ZJ1M1010      $[______]     31317RAH6      [____]%        Monthly           2006        February 25, 2036 $[_____] (or [___]%)
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------

  ZL1M1004      $[______]     31317TAB5      [____]%        Monthly           2006         March 25, 2036   $[_____] (or [___]%)
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------

  ZR1M1005      $[______]     31317UAE6      [____]%        Monthly           2006         June 25, 2036    $[_____] (or [___]%)
-------------- ------------- ------------- ------------- --------------- ---------------- ----------------- ----------------------
(1)  May be up to 5% more or less.
(2)  Will vary with the weighted average of the interest rates for the mortgage loans in each loan group as described in this prospectus.
(3)  Plus, in each case, accrued interest on the certificates from [________, ___], 2006, before deducting expenses payable by the depositor estimated to be $[_________].

---------------------------------------------------------------------------------------------------------------------------------
You should read this prospectus in full and consider carefully the risk factors beginning on page 5 before you purchase any certificates.
---------------------------------------------------------------------------------------------------------------------------------

The certificates represent beneficial ownership interests in the assets of the trust and are not obligations of Farmer Mac Mortgage Securities Corporation or any of its affiliates, other than the obligations of Federal Agricultural Mortgage Corporation, which is also known as Farmer Mac, the parent of the depositor, under the guarantee.

Farmer Mac will guarantee the timely payment of interest on and principal of the certificates.  The obligations of Farmer Mac under this guarantee are obligations solely of Farmer Mac and are not obligations of, and are not guaranteed by, the Farm Credit Administration, the United States or any
agency or instrumentality of the United States other than Farmer Mac, and are not backed by the full faith and credit of the United States.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering.  Any representation to the contrary is unlawful.

The depositor is offering the certificates directly and will not list the certificates on any national securities exchange or on any automated quotation system of any registered securities association, such as NASDAQ.

                                            [______ __], 2006

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                            TABLE OF CONTENTS

                                                        i

                                             SUMMARY OF TERMS

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, read carefully this entire document.

         Title of Series                    Guaranteed Agricultural Mortgage-Backed Securities, Series
                                            [__/__/06]
         Cut-off Date                       August 1, 2006
         Closing Date                       On or about [_____ __], 2006
         Depositor                          Farmer Mac Mortgage Securities Corporation
         Sponsor and Guarantor              Federal Agricultural Mortgage Corporation, also known as
                                            Farmer Mac
         Issuing Entity                     Farmer Mac Guaranteed Certificates Trust [__/__/06]
         Trustee                            U.S. Bank National Association
         Master Servicer                    Federal Agricultural Mortgage Corporation

        Central Servicers                    Classes                     Central Servicers

                                             ZAQM1009, ZAQS1010,
                                             ZBQS1010, ZCQS1005,
                                             ZQ1M1008 and ZQ1S1016       Zions First National Bank

                                             ZJ1M1010                    CGB Agri Financial Services, Inc.

                                             ZL1M1004                    CGB Agri Financial Services, Inc., and
                                                                         AgStar Financial Services, ACA,
                                                                         Agri-AccessTM division

                                             ZR1M1005                    AgStar Financial Services, ACA,
                                                                         Agri-AccessTM division

        Distribution Dates                   Classes                     Distribution Dates

                                             ZAQM1009, ZQ1M1008,
                                             ZJ1M1010, ZL1M1004 and      On a monthly basis on the 25th day of each
                                             ZR1M1005                    month, beginning on [____ __], 2006

                                             ZAQS1010, ZBQS1010,         On a semi-annual basis on the 25th day of
                                             ZCQS1005 and ZQ1S1016       each January and July, beginning on
                                                                         January 25, 2007
         Denominations                      Minimum denominations of $1,000 and integral multiples of $1 in excess thereof

                                            Offered Securities

         The depositor, a wholly-owned subsidiary of Farmer Mac, is forming the trust to issue
Guaranteed Agricultural Mortgage-Backed Certificates, Series [__/__/06], in nine classes, as listed on the front cover of this prospectus.  The certificates represent beneficial ownership interests in the trust. The trust's assets consist of:

                           o  six loan groups of full-time farm agricultural real estate mortgage loans;

                           o  three loan groups of part-time farm agricultural real estate mortgage loans;
                           o  proceeds and collections on these loans; and

                           o  one or more accounts and all cash and investments held in those accounts.

         The timely payment of interest on and principal of the certificates will be guaranteed by
Farmer Mac.  See "Farmer Mac Guarantee" in this prospectus.

                                                  1

         Each class of certificates will separately represent the right to receive distributions derived primarily from amounts collected on mortgage loans in a specific loan group.  Each class of certificates has the same designation as the designation that has been given to the related mortgage loan group.
Therefore,

                           o  if you hold Class ZAQM1009 certificates, you will be entitled to receive distributions derived primarily from amounts collected on the mortgage loans in the loan group designated as ZAQM1009;

                           o  if you hold Class ZAQS1010 certificates, you will be entitled to receive distributions derived primarily from amounts collected on the mortgage loans in the loan group designated as ZAQS1010;

                           o  if you hold Class ZBQS1010 certificates, you will be entitled to receive distributions derived primarily from amounts collected on the mortgage loans in the loan group designated as ZBQS1010;

                           o  if you hold Class ZCQS1005 certificates, you will be entitled to receive distributions derived primarily from amounts collected on the mortgage loans in the loan group designated as ZCQS1005;

                           o  if you hold Class ZQ1M1008 certificates, you will be entitled to receive distributions derived primarily from amounts collected on the mortgage loans in the loan group designated as ZQ1M1008;

                           o  if you hold Class ZQ1S1016 certificates, you will be entitled to receive distributions derived primarily from amounts collected on the mortgage loans in the loan group designated as ZQ1S1016;

                           o  if you hold Class ZJ1M1010 certificates, you will be entitled to receive distributions derived primarily from amounts collected on the mortgage loans in the loan group designated as ZJ1M1010;

                           o  if you hold Class ZL1M1004 certificates, you will be entitled to receive distributions derived primarily from amounts collected on the mortgage loans in the loan group designated as ZL1M1004; and

                           o  if you hold Class ZR1M1005 certificates, you will be entitled to receive distributions derived primarily from amounts collected on the mortgage loans in the loan group designated as ZR1M1005.

         Each class of certificates will be issued in an original principal amount approximately equal to the original principal amount of the mortgage loans in the corresponding loan group.  The original principal amount of the mortgage loans in each loan group (and, therefore, the original principal amount of each class of certificates) is subject to a permitted variance of plus or minus 5% as described under
"Description of the Certificates — General" in this prospectus.

                                    Distributions on the Certificates

         o    Distributions on the Class ZAQM1009, ZQ1M1008, ZJ1M1010, ZL1M1004 and ZR1M1005 certificates will be made on a monthly basis on the 25th day of each month, beginning on [_____ __],
              2006.

         o    Distributions on the Class ZAQS1010, ZBQS1010, ZCQS1005 and ZQ1S1016 certificates will be made on a semi-annual basis on the 25th day of each January and July, beginning on January
              25, 2007.

                                                 2

         In each case, if a distribution date falls on a day that is not a business day, the distribution will be made on the next business day.

         Distributions on the certificates will be made only to those persons in whose names the certificates are registered on the close of business on the last business day of the month prior to the month in which the distribution date occurs.

Distributions of Interest

         The certificates of each class will accrue interest during each interest accrual period at the pass-through rate described under "Description of the Certificates — Distributions — Interest" in this prospectus.  Accrued interest will be due on each distribution date.

         The interest accrual periods for each class will depend on the payment frequency of that class.  Each interest accrual period begins on the first day of the month in which the previous distribution date for that particular class occurred and ends on and includes the last day of the month preceding the month in which the current distribution date for that particular class occurs.  However, the first interest accrual period for each class will begin on August 1, 2006 and end on and include the last day of the month preceding the month in which the first distribution date for that particular class occurs.

Distributions of Principal

         On each distribution date, the trustee will distribute principal on each class of certificates in an aggregate amount equal to the sum of the following for the corresponding loan group:

         o    the principal portion of all scheduled payments (including any balloon payments) on the mortgage loans in the loan group due during the preceding due period; plus

         o    the scheduled principal balance of each mortgage loan included in the loan group that was repurchased or became a liquidated mortgage loan (if Farmer Mac, as the master servicer of the mortgage loans, has determined that all amounts to be received on the mortgage loan have been recovered) during the preceding due period; plus

         o    all full or partial principal prepayments received on the mortgage loans in the loan group during the preceding due period.

         Each due period begins on the second day of the month in which the previous distribution date occurred and ends on the first day of the month in which the related distribution date occurs.  However, the first due period for each class will begin on August 2, 2006 and end on the first day of the month in which the related distribution date occurs.

                                              The Guarantee

         Farmer Mac will guarantee the timely payment of interest on and principal of the certificates
(including any principal payments due as balloon payments on the related mortgage loans).  Farmer Mac's guarantee is referred to in this prospectus as the "Farmer Mac Guarantee."  Although Farmer Mac is a
federally chartered instrumentality of the United States, Farmer Mac's obligations are not backed by the full faith and credit of the United States.  However, if Farmer Mac's reserve account is exhausted,
Farmer Mac's charter authorizes Farmer Mac to borrow up to $1.5 billion from the Secretary of the
Treasury to cover its guarantee.

         See "Farmer Mac Guarantee" in this prospectus for additional information concerning Farmer
Mac's guarantee.

                                                 3

                                           The Master Servicer

         Farmer Mac will act as master servicer of the mortgage loans.  The mortgage loans in each loan group will be directly serviced by one or more mortgage servicing institutions we call central servicers, each of which will act on behalf of Farmer Mac under a servicing contract that may be supplemented from time to time.  The central servicers are identified above under "Summary of Terms" in this prospectus.

                                   Addition and Removal of Pool Assets

         Before the mortgage loans are sold to the trust and the certificates are issued, mortgage loans may be removed from any loan group:  (1) if the depositor deems such removal necessary or appropriate;
(2) as a result of prepayments in full; or (3) as a result of incomplete documentation or otherwise.  A limited number of other mortgage loans may be added to any loan group before the mortgage loans are sold to the trust and the certificates are issued unless the addition of those mortgage loans would materially alter the characteristics of the loan group as described in this prospectus.

                                           Optional Termination

         Under the conditions described under "Description of the Agreements — Trust Agreement —
Optional Termination" in this prospectus, Farmer Mac, as master servicer, has the right to terminate the trust and retire the certificates.

                                     Federal Income Tax Consequences

         The depositor expects that the trust will be treated as one or more fixed investment trusts for federal income tax purposes and not as an association taxable as a corporation.  No election will be made to treat the trust as a real estate mortgage investment conduit.  See "Material Federal Income Tax
Consequences" in this prospectus for additional information concerning the application of federal income tax laws.

                                           ERISA Considerations

         Subject to important considerations described under "ERISA Considerations" in this prospectus, if you are investing assets of employee benefit plans or individual retirement accounts, you can purchase the certificates.

                                             Legal Investment

         The certificates will constitute securities guaranteed by Farmer Mac for purposes of Farmer
Mac's charter.  Subject to important considerations described under "Legal Investment" in this prospectus, the certificates will, by statute, be legal investments for certain types of institutional investors.

         If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and the extent to which certificates constitute legal investments for you.

                                 Offices of Farmer Mac and the Depositor

         The principal executive offices of Farmer Mac and the depositor are located at 1133
Twenty-First Street, N.W., Washington, D.C. 20036.  The telephone number there is (202) 872-7700.

                                                 4

                                               RISK FACTORS

         You should carefully consider the following risks before investing in the certificates.  If any of the following risks actually occurs, your investment could be materially and adversely affected.

         The rate and timing of principal payments on the mortgage loans could adversely affect your yield.

         The yield on and maturity of your certificates will depend, in part, on the rate and timing of principal payments on the underlying mortgage loans, including voluntary prepayments and prepayments due to defaults, liquidations or repurchases.  See "Yield, Prepayment and Maturity Considerations" in this prospectus.

         Voluntary prepayments:  Each of the mortgage loans in the trust will have a fixed-rate term of three, five, seven or ten years followed by one-year adjustable-rate terms to the maturity date of each mortgage.  The prepayment behavior of these loans may differ from that of other mortgage loans.  As an adjustable-rate mortgage loan with an initial fixed-rate term approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid periodic changes to the periodic payment amount or an increase in the interest rate after the initial fixed-rate period, even if fixed-rate loans are available only at rates that are slightly lower or even higher than the interest rate before adjustment.

         None of the mortgage loans in the trust require the borrower to pay a charge if the borrower prepays the mortgage loan in whole or in part.  These charges are known as "yield maintenance charges."
Borrowers under mortgage loans that are not subject to yield maintenance charges may be more likely to prepay those mortgage loans than borrowers under mortgage loans that are subject to yield maintenance charges.

         Prepayments due to defaults and  liquidations:  If a borrower defaults on a mortgage loan in the trust, the mortgage may be liquidated, which would likely result in a principal prepayment on the mortgage loan.  Any losses on individual mortgage loans also result in accelerated prepayments of principal under Farmer Mac's guarantee.

         Prepayments due to repurchases:  In the event of a material breach of a representation or warranty by a seller of a mortgage loan owned by the trust, the seller will be obligated either to cure such breach in all material respects or to repurchase or replace the affected mortgage loan as described under "Description of the Agreements — Sale Agreements" in this prospectus.

         Any principal prepayment on the mortgage loans owned by the trust, whether because of a voluntary prepayment, a borrower default, a seller repurchase or otherwise, may significantly affect the yield on and maturity of your certificates.

         The yield to maturity on your certificates may vary depending on whether you purchased them at a discount or premium.

         If you purchased your certificates at a discount, you should be aware that a slower than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.  If you purchased your certificates at a premium, you should be aware that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield.

                                                 5

         Disproportionately large mortgage loans may adversely affect your yield.

          Loan groups ZAQS1010, ZQ1M1008, ZQ1S1016, ZL1M1004 and ZR1M1005 contain some loans that have disproportionately large outstanding principal balances as compared to the other loans in those loan groups. Specifically, as of August 1, 2006:

         o    Loan group ZAQS1010 included five mortgage loans each of which constituted between approximately 10.05% and 14.27% (by principal balance) of the aggregate principal balance of that loan group;

         o    Loan group ZQ1M1008 included one mortgage loan that constituted approximately 78.05% (by principal balance) of the aggregate principal balance of that loan group;

         o    Loan group ZQ1S1016 included one mortgage loan that constituted approximately 15.51% (by principal balance) of the aggregate principal balance of that loan group;

         o    Loan group ZL1M1004 included one mortgage loan that constituted approximately 71.85% (by principal balance) of the aggregate principal balance of that loan group; and

         o    Loan group ZR1M1005 included one mortgage loan that constituted approximately 65.09% (by principal balance) of the aggregate principal balance of that loan group.

         Because losses on individual mortgage loans result in accelerated prepayments of principal under Farmer Mac's guarantee, those losses affect the yield on the certificates.  The effect on the yield on your certificates may be severe if losses occur in loan groups consisting of disproportionately large loans.  If losses result in early principal payments, and if the anticipated yield on your certificates (taking into account the purchase price you paid) is higher than prevailing market yields when these payments occur, your overall investment return will be less than anticipated.

         In addition, principal payments, including voluntary prepayments and prepayments due to defaults, liquidations and otherwise, on disproportionately large loans will have much more of an effect on the pass-through rate and, therefore, the yield of the related class of certificates than other loans in such loan groups.  To the extent any disproportionately large loan bears interest at a rate, net of certain fees and expenses, in excess of the then applicable pass-through rate on the certificates related to such loan group, principal payments on the loan will lower the pass-through rate for such certificates in future interest accrual periods because the weighted average mortgage loan rate for the loan group will decline.  If the pass-through rate decreases, you will receive less interest on your certificates.

         Limited number of mortgage loans may adversely affect your yield.

         As of August 1, 2006, loan groups ZCQS1005 and ZJ1M1010 each included one mortgage loan; loan groups ZAQM1009, ZBQS1010, ZL1M1004 and ZR1M1005 each included two mortgage loans; and loan group
ZQ1M1008 included four mortgage loans.  As is the case with mortgage loans having disproportionately large outstanding principal balances as described in the preceding risk factor, the impact of losses on individual mortgage loans will be more severe in loan groups consisting of relatively few mortgage loans.

         The geographic concentration of the mortgage loans may adversely affect your yield.

         Each loan group includes one or more mortgage loans that are secured by properties and businesses concentrated in one or more geographic regions.  The specific geographic concentrations for each loan group are disclosed in "Annex I:  Description of the Qualified Loan Groups" at the end of this

                                                 6

prospectus.  Properties and businesses located in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.  In addition, geographic concentration increases the risk that localized economic conditions in a state or geographic region may have a disproportionate effect on the related loan groups.  If economic conditions in those states or regions were to cause defaults on the applicable loans, you could receive substantial prepayments on your certificates as a result of Farmer Mac's guarantee, which may adversely affect the yield on your certificates.

         Your investment in the certificates will have limited liquidity so you may be unable to sell your certificates or may be forced to sell them at a discount from their initial purchase price.

         No market will exist for the certificates prior to their issuance.  Neither the depositor nor
Farmer Mac knows if a secondary market for the certificates will develop.  If a secondary market does develop, neither the depositor nor Farmer Mac can assure you that it will provide you with liquidity of your investment.  Any secondary market for the certificates may provide less liquidity to you than a comparable market for securities backed by single family mortgage loans.  The market value of the certificates will fluctuate with changes in prevailing market interest rates.  As a result, you may be forced to sell your certificates in any secondary market that may develop at less than 100% of their initial stated principal amount or their purchase price.  Even if a secondary market that provides you with liquidity for your investment does develop, we cannot predict whether it will continue while certificates you hold are outstanding.  The certificates will not be listed on any securities exchange.

         Risks relating to agricultural mortgage loans could adversely affect your investment.

         A borrower's repayment of an agricultural mortgage loan typically depends on the success of the related farming operation, which, in turn, depends on many factors over which a farmer may have little or no control.  These factors include weather conditions, domestic and international economic conditions and even political conditions.  If the cash flow from a farming operation is reduced because, for example, adverse weather conditions destroy a crop or prevent the planting or harvesting of a crop, the borrower may not be able to repay the loan on time or at all.  If a borrower defaults on a mortgage loan, the mortgage may be liquidated, which would likely result in a principal prepayment on the mortgage loan.  Generally, the yield to maturity on your certificates will be sensitive to some extent to the rate and timing of principal payments, including prepayments, on the mortgage loans held by the trust.  We know that the rate and timing of principal payments, including prepayments, may fluctuate significantly from time to time.  However, we cannot meaningfully predict the rate and timing of principal payments, including prepayments, on agricultural mortgage loans owned by the trust.

         Farmer Mac's ability to fulfill its obligations under its guarantee of the timely payment of interest on and principal of the certificates may be limited.

         Farmer Mac's obligations under its guarantee of the interest payments on and the principal of the certificates are obligations solely of Farmer Mac.  Farmer Mac's obligations are not backed by the full faith and credit of the United States.

         Farmer Mac must set aside in a segregated account a portion of the fees it charges for providing its guarantee as a reserve against losses from its guarantee activities.  If Farmer Mac is required to make a payment under its guarantee, it will use the fees in this reserve account or its general assets.  If Farmer Mac's reserve account is exhausted, Farmer Mac's charter authorizes Farmer
Mac to borrow up to $1.5 billion from the U.S. Secretary of the Treasury to cover its guarantee.
However, Farmer Mac expects that its future maximum potential liability under its guarantees of outstanding securities will greatly exceed its resources, including its limited ability to borrow from the U.S. Secretary of the Treasury.  Therefore, if Farmer Mac's losses exceed $1.5 billion plus all amounts in the reserve account and Farmer Mac's general assets, it is possible that Farmer Mac will not have the funds to make payments under its guarantee.

                                                 7

         In addition, if Farmer Mac is required to borrow money from the U.S. Secretary of the Treasury to fulfill its guarantee obligations, the U.S. Secretary of the Treasury will have up to ten days after it receives the required certification from Farmer Mac to advance to Farmer Mac the requested funds.  If
Farmer Mac does not make a timely demand upon the U.S. Secretary of the Treasury, Farmer Mac will not be able to make payments of interest on and principal of securities due under its guarantee on a timely basis.

         See "Risk Factors" in Part I, Item 1A and "Government Regulation of Farmer Mac" in Farmer Mac's
annual report on Form [10-K/A] for the year ended December 31, 2005 and "Regulatory Matters" in its quarterly report on Form [10-Q/A] for the quarter ended June 30, 2006, both of which are incorporated by reference in this prospectus, for additional discussion of factors that could adversely affect Farmer
Mac's business and its financial performance and results of operations.

         You should fully consider all of the risks described above before investing in any certificates.

                                           TRANSACTION PARTIES

Farmer Mac Mortgage Securities Corporation

         The depositor, Farmer Mac Mortgage Securities Corporation, is a wholly owned subsidiary of
Farmer Mac that was incorporated in the State of Delaware in December 1991.  The principal executive offices of the depositor are located at 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.
20036.  The depositor's telephone number is (202) 872-7700.

         The depositor was organized with the purpose of providing agricultural mortgage lending institutions with greater financing and lending flexibility by purchasing agricultural mortgage loans from those institutions and issuing mortgage-backed securities.

         The depositor does not have, and it may not in the future have, any significant assets.

Farmer Mac Guaranteed Certificates Trust [__/__/06]

         The depositor will establish the Farmer Mac Guaranteed Certificates Trust [__/__/06] as a
separate owner trust under the laws of Delaware pursuant to a trust agreement among Farmer Mac, the depositor and U.S. Bank National Association, a national banking association organized and existing under the federal laws of the United States, which will act solely in its fiduciary capacity as trustee.

         After its formation, the trust will not engage in any activity other than:

         o    acquiring, holding and managing the assets of the trust;

         o    issuing and making payments on the certificates; and

         o    engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected with those activities.

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         The assets of the trust will consist primarily of:

         o    six loan groups of full-time farm agricultural real estate mortgage loans;

         o    three loan groups of part-time farm agricultural real estate mortgage loans;

         o    proceeds and collections on these loans; and

         o    one or more accounts and all cash and investments held in those accounts.

         Farmer Mac will guarantee the timely payment of interest on and principal of the certificates.
See "Farmer Mac Guarantee" in this prospectus.

U.S. Bank National Association

         The trustee for the certificates pursuant to the Trust Agreement will be U.S. Bank National
Association, a national banking association organized and existing under the federal laws of the United
States with an office at 180 East Fifth Street, St. Paul, Minnesota 55101.  The trustee has ten years of prior experience serving as a trustee for asset backed securities transactions involving pools of assets consisting of agricultural mortgage loans and agricultural mortgage-backed securities.  See "Description of the Agreements — Trust Agreement — Duties of the Trustee" in this prospectus for a description of the limited powers and duties of the trustee.

Federal Agricultural Mortgage Corporation

         The Federal Agricultural Mortgage Corporation, which is also known as "Farmer Mac," is the sponsor of, and the master servicer for, the trust and the transaction described in this prospectus.  In its capacity as the sponsor of the trust, Farmer Mac, the parent of the depositor, has organized and initiated this offering of guaranteed agricultural mortgage-backed securities.  In its capacity as the master servicer for the trust, Farmer Mac will be appointed under the trust agreement to oversee the actions of the central servicers.

         Farmer Mac is a federally chartered instrumentality of the United States.  Farmer Mac was established in 1988 by the addition of Title VIII to the Farm Credit Act of 1971, as amended (12 U.S.C.
§§ 2279aa et seq.).  Title VIII of the Farm Credit Act is Farmer Mac's charter.  Farmer Mac was created by Congress primarily to establish a secondary market for agricultural real estate and rural housing mortgage loans and to increase the availability of long-term credit at stable interest rates to American farmers, ranchers and rural home owners.

         Farmer Mac has been engaged in the securitization of agricultural mortgage loans since its creation in 1988.  Farmer Mac conducts its securitization activities through its Farmer Mac I and Farmer
Mac II programs.  Under the Farmer Mac I program, Farmer Mac purchases eligible mortgage loans, securitizes mortgage loans purchased and guarantees the timely payment of principal and interest on the agricultural mortgage-backed securities backed by such loans.  Farmer Mac also enters into mandatory and optional delivery commitments to purchase loans and offers rates to price such commitments daily.
Because the securitization process requires the grouping of loans into uniform pools, Farmer Mac emphasizes the importance of conformity to its program requirements, including interest rate, amortization, maturity and payment frequency specifications.  The mortgage loans underlying the certificates were purchased through the Farmer Mac I program.

         Under the Farmer Mac II program, initiated in 1992, Farmer Mac purchases the guaranteed portions of farm ownership loans, farm operating loans, business and industry loans and other loans that

                                                 9

are fully guaranteed by the U.S. Department of Agriculture pursuant to the Consolidated Farm and Rural
Development Act (7 U.S.C. §§ 1921 et seq.) and guarantees securities backed by those portions of loans purchased by Farmer Mac.  Farmer Mac funds its program purchases primarily by issuing debt obligations.

         The Farm Credit Administration, acting through its Office of Secondary Market Oversight, has general regulatory and enforcement authority over Farmer Mac, including the authority to promulgate rules and regulations governing the activities of Farmer Mac and to apply its general enforcement powers to Farmer Mac and its activities.

         Farmer Mac's charter establishes three capital standards for Farmer Mac: minimum capital, critical capital and risk-based capital.  Farmer Mac is required to comply with the higher of the minimum capital requirement or the risk-based capital requirement.  As of June 30, 2006, Farmer Mac was in compliance with all applicable capital standards and its core capital as reported on its quarterly report on Form 10-Q for the quarter ended June 30, 2006 was $249.8 million.

         Farmer Mac's charter authorizes Farmer Mac to borrow up to $1.5 billion from the Secretary of the Treasury, subject to certain conditions, to enable Farmer Mac to fulfill its guarantee obligations.
The debt created by such borrowing will bear interest at a rate determined by the Secretary of the
Treasury taking into consideration the average rate on outstanding marketable obligations of the United
States as of the last day of the calendar month ending before the date of the purchase by the Secretary of the Treasury of such obligations.  Farmer Mac is required to repurchase its debt obligations from the
Treasury within a reasonable time.

         Public offerings of securities guaranteed by Farmer Mac must be registered with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act").  Farmer Mac is also subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") and, accordingly, files Exchange Act reports with the SEC.  Existing Farm Credit Administration regulations require Farmer Mac to file quarterly reports of condition with the Farm Credit
Administration, as well as copies of all documents filed with the SEC under the Securities Act and the
Exchange Act.

         Although Farmer Mac is an institution of the Farm Credit System, it is not liable for any debt or obligation of any other institution of the Farm Credit System.  Neither the Farm Credit System nor
any other individual institution of the Farm Credit System is liable for any debt or obligation of
Farmer Mac.  For more information about Farmer Mac, see the documents incorporated by reference in this prospectus and referred to under "We Have Incorporated Some Information by Reference to Other Documents."

         Farmer Mac maintains its principal executive offices at 1133 Twenty-First Street, N.W., Suite
600, Washington, D.C. 20036.  Its telephone number is (202) 872-7700.

                              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The depositor is a wholly owned subsidiary of Farmer Mac.  Farmer Mac is the guarantor with respect to the certificates, and the sponsor and master servicer.

         In order to be an eligible seller of agricultural real estate mortgage loans to Farmer Mac, a financial institution must own a requisite amount of Farmer Mac Class A or Class B voting common stock, based on the size and type of institution.  As a result, from time to time, Farmer Mac purchases or commits to purchase agricultural real estate mortgage loans from, or enters into other business relationships with, institutions that own 5% or more of a class of Farmer Mac's voting common stock or that have an officer or director who is also a member of Farmer Mac's Board of Directors.  These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to entities unaffiliated with Farmer Mac.

                                                 10

         To Farmer Mac's knowledge, as of August 1, 2006 Zions First National Bank, one of the central servicers, held 322,100 shares of Farmer Mac's Class A voting common stock and 920,000 shares of Farmer
Mac's Class C non-voting common stock.  Those holdings represent 31.25% of the issued and outstanding
Class A common stock (21.04% of the issued and outstanding voting common stock) and approximately 10% of the issued and outstanding Class C common stock.  Holders of Farmer Mac's Class A voting common stock are entitled to elect five of the fifteen members of Farmer Mac's board of directors, with rights of cumulative voting.  Other than the election of directors, the holders of Class A and Class B voting common stock vote together as a single class on any matter submitted to a vote of the holders of Farmer
Mac's voting common stock.  Holders of Farmer Mac's Class C non-voting common stock have no voting rights, but rank equally with holders of Class A and Class B voting stock with respect to dividend rights and liquidation preferences.

         Paul A. DeBriyn, a director of Farmer Mac, is the President and Chief Executive Officer of
AgStar Financial Services, ACA, which is also one of the central servicers.

                                    DESCRIPTION OF THE MORTGAGE LOANS

General

         The certificates will receive payments only from the assets of the trust and will not be entitled to payment from assets of any other trust that the depositor establishes to issue any other series of securities.  The certificates will not represent an obligation of or interest in the depositor, any mortgage loan seller, any central servicer or any of their respective affiliates, except to the limited extent described in this prospectus.  The assets of the trust will be held in trust by the trustee for the benefit of the certificateholders, as more fully described in this prospectus under
"Description of the Agreements."

         The assets of the trust will consist primarily of a pool of agricultural real estate mortgage loans (collectively, the "Qualified Loans") that the depositor will sell to the trust.  The general characteristics of, and eligibility standards for, Qualified Loans that are included in the assets of the trust are as follows:

         o    each Qualified Loan must be secured by a fee simple mortgage or a mortgage on a leasehold the remaining term of which is at least five years longer than the amortization period of the Qualified Loan, with a first lien on agricultural real estate.  For these purposes,
              "agricultural real estate" is:

              (1)  a parcel or parcels of land, which may be improved by buildings or other structures permanently affixed to the parcel or parcels, that:

                   – is used for the production of one or more agricultural commodities or products; and

                   – consists of at least five acres of land or produces annual receipts of at least
                      $5,000; or

              (2)  a principal residence that is a single family, moderate-priced residential dwelling located in a rural area excluding:

                   – any community having a population in excess of 2,500 inhabitants; and

                   – any dwelling, excluding the land to which the dwelling is affixed, with a purchase price or current appraised value of more than $247,184 (as adjusted for inflation as of November 1, 2005);

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         o    the agricultural real estate securing each Qualified Loan must be located within the
              United States;

         o    the borrower under each Qualified Loan must be:

                   – a citizen or national of the United States or an alien lawfully admitted for permanent residence in the United States; or

                   – a private corporation or partnership whose members, stockholders or partners holding a majority interest in the corporation or partnership are citizens or nationals of the United States or aliens lawfully admitted for permanent residence in the
                      United States;

         o    the borrower under each Qualified Loan must have training or farming experience sufficient to ensure a reasonable likelihood of repayment of the loan according to its terms;

         o    each Qualified Loan may be an existing or newly originated mortgage loan that conforms to the requirements set forth in Farmer Mac's program guides; and

         o    the principal amount of a Qualified Loan may not exceed:

                   – $6.3 million if it is secured by more than one thousand acres of agricultural real estate (adjusted annually for inflation); or

                   – $24.9 million if it is secured by one thousand acres or less of agricultural real estate (10% of Farmer Mac's core capital).

         All buildings and other improvements on the mortgaged property securing a Qualified Loan that have been given value in Farmer Mac's appraisal of the mortgaged property must be covered by a hazard insurance policy.  Each such hazard insurance policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Farmer Mac may require flood insurance after considering the risk of flood loss on the repayment ability of the borrower and the contributory value of buildings located in an area designated as a flood plain by the federal government.

Qualified Loan Groups

         The Qualified Loans will be organized into nine loan groups and each class of certificates issued by the trust will separately represent the right to receive distributions derived primarily from amounts collected on Qualified Loans in a specific loan group.  Payments of interest and principal on the Qualified Loans in a loan group will be applied first to required distributions on the class of certificates related to that loan group.  The aggregate outstanding principal balance of the Qualified
Loans in each loan group is subject to the permitted variance described under "Description of the
Certificates — General" in this prospectus.

Terms and Characteristics of the Mortgage Loans

         Each Qualified Loan provides for the accrual of interest on the loan at an interest rate that has a fixed-rate term of three, five, seven or ten years followed by one-year adjustable-rate terms to the maturity date of the loan.  The adjustable interest rates on the Qualified Loans are based on the then-current average of London interbank offered rates for deposits having a maturity of one year, or one-year LIBOR.

                                                 12

         Each Qualified Loan provides for payments that adjust from time to time to accommodate changes in the interest rate.  A Qualified Loan may be fully amortizing or may require a balloon payment due on its stated maturity date and may provide for payments of principal, interest or principal and interest, on due dates that occur monthly or semiannually.  For a detailed description of the terms and characteristics of the Qualified Loans in each loan group, see "Annex I:  Description of the Qualified
Loan Groups" at the end of this prospectus.

         All of the Qualified Loans in loan groups ZJ1M1010, ZL1M1004 and ZR1M1005 are part-time farm loans.  Part-time farm loans are Qualified Loans made to borrowers who live on agricultural real estate, but generally derive a significant portion of their income from off-farm employment.  To qualify as a part-time farm:

         o    the related agricultural real estate must include a single-family, owner-occupied, detached residence that generally constitutes at least 30% of the total appraised value of the property and that is used as the borrower's primary residence or second home;

         o    the borrower must generate sufficient income from all sources to repay all creditors, which repayment capacity is evaluated using two tests:

                   – the borrower's monthly house payment-to-income ratio is generally 28% or less, and

                   – the borrower's monthly debt payment-to-income ratio is generally 36% or less; and

         o    the borrower must demonstrate sound credit characteristics through a history of timely debt repayment, generally based on a credit report with information from national credit information repositories.

         The description of the Qualified Loans and the related mortgaged properties is based upon each loan group as constituted at the close of business on August 1, 2006 (the "Cut-off Date" ), as adjusted for any scheduled principal payments due on or before that date.  Before the mortgage loans are sold to the trust and the certificates are issued, Qualified Loans may be removed from a loan group: (i) if we deem removal necessary or appropriate; (ii) as a result of prepayments in full; or (iii) as a result of incomplete documentation or otherwise.  A limited number of other Qualified Loans may be added to any loan group before the mortgage loans are sold to the trust and the certificates are issued unless the addition of those Qualified Loans would materially alter the characteristics of the loan group as described in this prospectus.  The depositor believes that the information set forth in "Annex I:
Description of the Qualified Loan Groups" will be representative of the characteristics of each loan group as it will be constituted at the time the certificates are issued, although the range of interest rates and maturities and other characteristics of the Qualified Loans in the loan group may vary.  Under the related Sale Agreement, the related Seller has made representations and warranties about the
Qualified Loans and their origination in accordance with Farmer Mac's underwriting and appraisal standards.  See "Description of the Agreements — Sale Agreements — Representations and Warranties" in
this prospectus.

         The information in "Annex I: Description of the Qualified Loan Groups" regarding the Qualified
Loans will be revised to reflect any adjustments in the composition of loans owned by the trust and, if revised, will be included in a Form 8-K filed with the SEC.  The information will be available to certificateholders promptly after any filing through the facilities of the SEC as described under "Where
You Can Find Additional Information" in this prospectus.

Farmer Mac's Underwriting and Appraisal Standards

         All of the Qualified Loans meet Farmer Mac's underwriting and appraisal standards for newly originated loans.  Farmer Mac has established underwriting and appraisal standards for agricultural mortgage loans to manage its credit risk, to mitigate the risk of loss from borrower defaults and to

                                                 13

provide guidance concerning the management, administration and conduct of underwriting and appraisals to all participating sellers and potential sellers in its programs.  These standards were developed based on industry norms for agricultural mortgage loans and are designed to assess the creditworthiness of the borrower, as well as the value of the mortgaged property relative to the amount of the mortgage loan.
Farmer Mac requires sellers of agricultural mortgage loans to make representations and warranties regarding the conformity of eligible mortgage loans to these standards and any other requirements it may impose from time to time.

         Farmer Mac credit underwriting standards require that the loan-to-value ratio, or LTV, of any loan not exceed 70%, except that a loan secured by a livestock facility and supported by a contract with an integrator may have an LTV of up to 80%, a part-time farm loan supported by private mortgage insurance may have an LTV of up to 85% and a rural housing loan supported by private mortgage insurance may have an LTV of up to 97%.  Farmer Mac also has loan products for borrowers with high credit scores whose loans are secured by collateral with low LTVs.  These loan products are referred to in this prospectus as "Fast Track."  For Fast Track borrowers, loan processing has been simplified and documentation of the credit ratios described below is not necessary.  Farmer Mac may require that a loan have a lower LTV when it determines that such lower LTV is appropriate.

         In the case of newly originated loans that are not part-time farm, facility, low-documentation or rural housing loans, borrowers on the loans must, among other criteria set forth in Farmer Mac's underwriting standards, meet the following standard underwriting ratios on a pro forma basis (i.e., giving effect to the new loan):

         o    a debt-to-asset ratio of 50% or less;

         o    a cash flow debt service coverage ratio on the mortgaged property of not less than 1:1;

         o    a total debt service coverage ratio, including farm and non-farm income, of not less than
              1.25:1; and

         o    a ratio of current assets to current liabilities of not less than 1:1.

         Farmer Mac's underwriting ratios provide for acceptance of loans that do not conform to one or more of the underwriting ratios, other than LTV, when those loans:

         o    exceed minimum requirements for one or more of the other underwriting standards to a degree that compensates for noncompliance with one or more other standards, referred to as compensating strengths; and

         o    are made to producers of particular agricultural commodities or products in a segment of agriculture in which such compensating strengths are typical of the financial condition of sound borrowers in that segment.

         Farmer Mac's use of compensating strengths is not intended to provide a basis for waiving or lessening the requirement that eligible mortgage loans under the Farmer Mac I program be of consistently high quality.  Loans approved on the basis of compensating strengths have not demonstrated a significantly different rate of default than that of loans that were approved on the basis of conformance with all of the underwriting ratios.

         The original LTV of a loan is calculated by dividing the loan's principal balance at the time of guarantee, purchase or commitment by the appraised value at the date of loan origination or, when available, updated appraised value at the time of guarantee, purchase or commitment.

                                                 14

         In the case of an existing loan, also know as a seasoned loan, Farmer Mac considers sustained performance to be a reliable alternative indicator of a borrower's ability to pay the loan according to its terms.  A seasoned loan generally will be deemed an eligible loan if:

         o    it has been outstanding for at least five years and has an LTV of 60% or less;

         o    there have been no payments more than 30 days past due during the previous three years; and

         o    there have been no material restructurings or modifications for credit reasons during the previous five years.

         A seasoned loan that has been outstanding for more than one year but less than five years must substantially comply with the underwriting standards for newly originated loans as of the date the loan was originated by the lender.  The loan must also have a payment history that shows no payment more than
30 days past due during the three-year period immediately prior to the date the loan is either purchased by Farmer Mac or made subject to a long-term standby purchase commitment.  As with the secondary market for residential mortgages, there is no requirement that each loan's compliance with the underwriting standards be re-evaluated after Farmer Mac accepts the loan into its program.

         In the case of rural housing and part-time farm loans, the borrower may finance up to 97% and
85%, respectively, of the appraised value of the property if the amount above 80% is covered by private mortgage insurance.  For newly originated part-time farm loans, the borrower must generate sufficient income from all sources to repay all creditors.  A borrower's capacity to repay debt obligations is determined by two tests:

         o    the borrower's monthly mortgage payment-to-income ratio should be 28% or less; and

         o    the borrower's monthly debt payment-to-income ratio should be 36% or less.

         As Farmer Mac develops new loan products, it establishes underwriting guidelines for them.
Those guidelines result in industry-specific measures equivalent to the basic underwriting standards and provide Farmer Mac the flexibility to deliver the benefits of a secondary market to farmers, ranchers and rural homeowners in diverse sectors of the agricultural economy.

         The due diligence Farmer Mac performs before purchasing, guaranteeing securities backed by, or committing to purchase seasoned loans includes:

         o    evaluation of loan database information to determine conformity to the criteria set forth in the preceding paragraphs;

         o    confirmation that loan file data conform to database information;

         o    validation of supporting credit information in the loan files; and

         o    review of loan documentation and collateral appraisals.

         All of the foregoing are performed through methods that give due regard to the size, age, leverage and nature of the collateral for the loans.

         Farmer Mac's appraisal standards for newly originated loans require, among other things, that the appraisal function be performed independently of the credit decision-making process and conform to the Uniform Standards of Professional Appraisal Practice promulgated by the Appraisal Standards Board.
Farmer Mac's appraisal standards require the appraisal function to be conducted or administered by an individual meeting specific qualification and competence criteria and who:

                                                 15

         o    is not associated, except by the engagement for the appraisal, with the credit underwriters making the loan decision, though both the appraiser and the credit underwriters may be directly or indirectly employed by a common employer;

         o    receives no financial or professional benefit of any kind by virtue of the report content, valuation or credit decision made or based on the appraisal product; and

         o    has no present or contemplated future direct or indirect interest in the appraised property.

         The appraisal standards also require uniform reporting of reliable and credible opinions of the market value, market rent and net income characteristics of the mortgaged property and the relative market forces.

         Farmer Mac requires current appraisals in conformance with the Uniform Standards of
Professional Appraisal Practice for newly originated loans purchased or placed under a Farmer Mac
Guaranteed Security or long-term standby purchase commitment.  For seasoned loans, Farmer Mac obtains appraisal updates as considered necessary by its assessment of collateral risk determined in the due diligence process.  If a current or updated appraisal is required for a seasoned loan, the appraisal standards described above would apply.

         Farmer Mac utilizes experienced internal agricultural credit underwriters and external agricultural loan servicing and appraisal contractors (under Farmer Mac supervision and review) to perform those respective functions on loans that come into the Farmer Mac I program.  Those contractors afford Farmer Mac the benefits of their servicing centers at fees based upon marginal costs, which allows Farmer Mac to avoid the fixed costs, and some of the marginal costs, associated with such operations.  Farmer Mac believes that the combined expertise of its own internal staff and those third-party service providers provides Farmer Mac adequate resources for performing the necessary underwriting, appraisal and servicing functions.

                                     DESCRIPTION OF THE CERTIFICATES

General

         The certificates will be issued as a separate series under a Trust Agreement dated as of
June 1, 1996, as supplemented by an Issue Supplement dated as of the Cut-off Date (together, the "Trust
Agreement"), each among Farmer Mac, the depositor and the trustee.  See "Description of the Agreements —
Trust Agreement" in this prospectus for important additional information regarding the terms and conditions of the Trust Agreement and the certificates.  The certificates are issued as a separate series under the Trust Agreement with a series designation corresponding to the date this offering is completed.  Each class of certificates will be issued in an original principal amount approximately equal to the original principal amount of the mortgage loans in the corresponding loan group.  The original principal amount of the mortgage loans in each loan group (and, therefore, the original principal amount of each class of certificates) is subject to a permitted variance of plus or minus 5%.

         The certificates will evidence beneficial ownership interests in a trust the assets of which consist primarily of (i) the Qualified Loans; and (ii)  proceeds and collections on the Qualified Loans, deposited in, or held as investments in, the Collection Accounts and the Certificate Account. See
"Description of the Agreements — Trust Agreement — Establishment of Collection Accounts and Certificate
Account; Deposits and Withdrawals."  Payments of the interest on and principal of the certificates will be guaranteed by Farmer Mac.  Each group of Qualified Loans is evidenced by a single class of certificates bearing the same alphanumeric designation as the underlying loan group.  Distributions of interest and principal on each class of certificates will be calculated with reference to the Qualified
Loans in the related loan group.

                                                 16

         Farmer Mac has established an eight-digit alphanumeric loan group numbering system to identify specific characteristics of the Qualified Loans in each loan group and to facilitate certificateholders'
access to the factor and other loan information that Farmer Mac publishes periodically.  The first four digits are "loan identifiers."  The first three digits denote the type of loan product and maximum original term to maturity of the Qualified Loans in the loan group, and the fourth digit denotes the scheduled payment frequency with respect to the Qualified Loans in the loan group.  The last four digits sequentially designate loan groups with the same loan identifiers.  The table below summarizes the portions of Farmer Mac's current loan group numbering system applicable to the trust's loan groups:

1st , 2nd and 3rd Digits                                                        4th Digit
ZJ1=5 year fixed/1 year adjustable rate (part-time farm; 30 year maturity)      S = Semi-Annually
ZL1=10 year fixed/1 year adjustable rate (part-time farm; 30 year maturity)     M = Monthly
ZQ1=10 year fixed/1 year adjustable rate (full-time farm; 15 year maturity)
ZR1=3 year fixed/1 year adjustable rate (part-time farm; 30 year maturity)
ZAQ=7 year fixed/1 year adjustable rate (full-time farm; 15 year maturity)
ZBQ=5 year fixed/1 year adjustable rate (full-time farm; 15 year maturity)
ZCQ=3 year fixed/1 year adjustable rate (full-time farm; 15 year maturity)

Book-Entry Certificates

         The certificates will be issued in book-entry form, and investors will hold beneficial interests in the certificates through the book-entry system of the Federal Reserve Banks in minimum denominations in Certificate Balances of $1,000 and integral multiples of $1 in excess thereof.  The book-entry system of the Federal Reserve Banks is referred to in this prospectus as the "Fed book-entry system."

         The certificates will be maintained on the Fed book-entry system in a manner that permits separate trading and ownership.  Each class of certificates has been assigned a CUSIP number and will be tradable separately under that CUSIP number.  The CUSIP number for each class is specified on the front cover of this prospectus.

         Under the procedures established for the Fed book-entry system, the Federal Reserve Banks will maintain book-entry accounts for the certificates and make distributions on the certificates on behalf of Farmer Mac, as master servicer, on the applicable distribution dates by crediting certificateholders'
accounts at the Federal Reserve Banks.

         Certificates in book-entry form issued and maintained under the system of the Federal Reserve
Banks may be held of record only by entities eligible to maintain book-entry accounts with the Federal
Reserve Banks.  Such entities whose names appear on the book-entry records of the Federal Reserve Banks as the entities for whose accounts the certificates have been deposited are referred to in this prospectus as "holders of book-entry certificates." A holder of book-entry certificates is not necessarily the beneficial owner of a certificate.  Beneficial owners will ordinarily hold beneficial interests in certificates in book-entry form through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations.  A holder of book-entry certificates that is not the beneficial owner of a certificate, and each other financial intermediary in the chain to the beneficial owner, will have the responsibility of establishing and maintaining accounts for their respective customers.  The rights of the beneficial owner of a certificate in book-entry form with respect to the applicable series and the Federal Reserve Banks may be exercised only through the holder of book-entry certificate.  None of Farmer Mac, the depositor, the trustee, the master servicer or the
Federal Reserve Banks will have a direct obligation to a beneficial owner of a certificate in book-entry form that is not also the holder of book-entry certificate.  The Federal Reserve Banks will act only upon the instructions of the holders of book-entry certificates in recording transfers of certificates in book-entry form.

                                                 17

         A fiscal agency agreement between Farmer Mac and the Federal Reserve Bank of New York makes generally applicable to the certificates in book-entry form:

         o    regulations governing Farmer Mac's use of the book-entry system; and

         o    such procedures, insofar as applicable, as may from time to time be established by applicable regulations governing United States securities.

         The certificates in book-entry form are also governed by applicable operating circulars and letters of the Federal Reserve Bank.

         Beneficial owners will ordinarily hold certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations.

         The terms "certificateholder" and "certificateholders" used in this prospectus refer to holders of book-entry certificates, unless otherwise indicated.

Distributions

         General.  Distributions of principal and interest on the certificates will be made on a semi-annual or monthly basis as specified for each class on the front cover of this prospectus.  The monthly distribution dates will occur on the 25th day of each month and the semi-annual distribution dates will occur on the 25th day of each January and July, beginning on the date for each class set forth on the front cover of this prospectus.  If any of those days is not a Business Day,  distributions will be made on the next succeeding Business Day to persons in whose names the certificates are registered on the applicable Record Date.  A "Business Day"  is a day other than Saturday, Sunday or a day on which (i) the Federal Reserve Bank of New York authorizes banking institutions in the Second
Federal Reserve District to be closed; (ii) banking institutions in New York are authorized or required by law to be closed; or (iii) Farmer Mac is closed.  The "Record Date"  for any class and related distribution date will be the close of business on the last Business Day of the month preceding the month in which the distribution date occurs.

         The final distribution date for each class of certificates, which is set forth on the front cover of this prospectus, has been set to coincide with the latest maturing underlying Qualified Loan in the related loan group.

         Interest.  Interest on the certificates of each class will be distributed on each distribution date for that class in an aggregate amount equal to the accrued certificate interest for that distribution date and class.  The accrued certificate interest for each distribution date and class will equal the amount of interest accrued during the related interest accrual period at the applicable
Pass-Through Rate on the Class Certificate Balance of the class immediately prior to the distribution date. The interest accrual periods are described under "Summary of Terms — Distributions on the
Certificates — Distributions of Interest" in this prospectus.   Interest on the certificates will be
calculated on the basis of a 360-day year consisting of twelve 30-day months.  As of any date of

                                                 18

determination, the "Class Certificate Balance" of any class of certificates will equal the sum of the
Certificate Balances of all certificates of the same class, and the "Certificate Balance"  of any certificate as of any date of determination will equal its original certificate balance less all amounts distributed on that certificate in respect of principal on preceding distribution dates.

         Interest will accrue on the certificates of each class at a variable rate per annum (the
"Pass-Through Rate") equal to the weighted average of the Net Mortgage Rates of the Qualified Loans included in the related loan group.  The "Net Mortgage Rate" for each Qualified Loan will equal the interest rate on the loan (the "Mortgage Interest Rate") less a rate (the "Administrative Fee Rate")
that represents the combined fees of the applicable central servicers, their subservicers or field servicers, and Farmer Mac, as master servicer and as guarantor.  See "Description of Agreements — Trust
Agreement — Compensation and Payment of Expenses" in this prospectus. The weighted average
Administrative Fee Rate as of the Cut-off Date for each loan group is set forth in "Annex I: Description of the Qualified Loan Groups."

         The Pass-Through Rate for each loan group and distribution date is calculated by:

         o    multiplying the outstanding balance of each Qualified Loan in that loan group by its Net
              Mortgage Rate to derive the Qualified Loan's weighted interest amount;

         o    dividing the sum of all the loan group's weighted interest amounts by the Class Certificate
              Balance of the related class of certificates, before giving effect to the distribution of principal on the related distribution date; and

         o    truncating the interest rate to three decimal places.

         Principal.  Principal in respect of each class will be distributed on each applicable distribution date in an aggregate amount equal to the Principal Distribution Amount for the related loan group on the distribution date.  On each distribution date, the "Principal Distribution Amount" for each loan group as of each applicable distribution date will equal the sum of:

         o    the principal portion of all scheduled payments (including any balloon payments) on the
              Qualified Loans in that loan group due during the preceding Due Period;

         o    the scheduled principal balance of each Qualified Loan included in that loan group that was repurchased or became a Liquidated Qualified Loan, as defined in the following paragraph, during the preceding Due Period; and

         o    all full or partial principal prepayments received during the preceding Due Period.

         A "Liquidated Qualified Loan"  is generally any defaulted Qualified Loan as to which it has been determined that all amounts to be received have been recovered.

         Certificate Pool Factors.  As soon as practicable following the fifth Business Day of each month of a distribution date, Farmer Mac will make available to financial publications and electronic services for each applicable group of Qualified Loans, among other things, the factor (carried to eight decimal places) that, when multiplied by the original Certificate Balance of a certificate evidencing an interest in that loan group, will equal the remaining principal balance of the certificate after giving effect to the distribution of principal to be made on the distribution date in that month.

                                           FARMER MAC GUARANTEE

         Pursuant to the Trust Agreement, Farmer Mac will guarantee the timely distribution of interest accrued on the certificates and the distribution of the full Principal Distribution Amount (including any balloon payments) for the related loan group and distribution date.  In addition, Farmer Mac is

                                                 19

obligated to distribute on a timely basis the outstanding Class Certificate Balance of each class of certificates in full no later than the related final distribution date (as set forth on the front cover of this prospectus), whether or not sufficient funds are available in the Certificate Account.

         Farmer Mac's obligations under the Farmer Mac Guarantee are obligations solely of Farmer Mac and are not backed by the full faith and credit of the United States.  Except for the Farmer Mac
Guarantee, neither the certificates nor any of the trust's assets will be guaranteed or insured by any governmental agency or instrumentality.

         Farmer Mac will receive a guarantee fee in return for its guarantee obligations with respect to the certificates.  The guarantee fee will be collected out of installment payments made on the Qualified
Loans until the Qualified Loans have been repaid or otherwise liquidated.  The aggregate amount of guarantee fee depends upon the amount of certificates outstanding and on the guarantee fee rate for the certificates, which is capped by statute at 0.50% per annum.  The amount of certificates outstanding is influenced by the repayment rates on the underlying loans.  In general, when the level of interest rates declines significantly below the interest rates on the qualified loans, the rate of prepayments is likely to increase; conversely, when the interest rates rise above the interest rates on the qualified loans, the rate of prepayments is likely to decrease.  In addition to changes in interest rates, the rate of principal payments on the certificates is also influenced by a variety of economic, demographic and other considerations.

         Under Farmer Mac's charter, Farmer Mac is required to establish a segregated account into which it will deposit a portion of the guarantee fees it receives for its guarantee obligations as a loss reserve.  Farmer Mac expects that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will substantially exceed any amounts on deposit in this reserve account.  The amount on deposit in the reserve account as of the end of any calendar quarter is included in the allowance for losses set forth in Farmer Mac's consolidated financial statements and the notes thereto filed with the SEC and incorporated by reference in this prospectus.  See "We Have Incorporated Some Information by Reference to Other Documents."  If this reserve account, together with any remaining general Farmer Mac assets, is not sufficient to enable
Farmer Mac to make a required payment under any guarantee, Farmer Mac will borrow from the Secretary of the Treasury an amount up to $1.5 billion.  The U.S. Secretary of the Treasury is required to purchase obligations Farmer Mac issues not later than ten business days after receipt by the Secretary of the
Treasury of a certification by Farmer Mac in accordance with the requirements of Farmer Mac's charter.
Farmer Mac's charter also provides that the obligations so purchased by the U.S. Secretary of the
Treasury be repurchased by Farmer Mac within a reasonable time.  The terms of the certificates will contain various timing mechanisms designed to assure that Farmer Mac will have sufficient advance notice of any obligation under its guarantee in order, to the extent required, to make timely demand upon the
U.S. Secretary of the Treasury.  Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding securities backed by agricultural mortgage loans will greatly exceed its resources, including its limited ability to borrow from the U.S. Secretary of the Treasury.
See "Outstanding Guarantees" and "Risk Factors — Farmer Mac's ability to fulfill its obligations under its guarantee of the timely payment of interest on and principal of the certificates may be limited" in this prospectus.

                                          OUTSTANDING GUARANTEES

         As of the Cut-off Date, Farmer Mac had outstanding guarantees on approximately $6.039 billion aggregate principal amount of securities (including approximately $863.8 million of securities evidencing assets that are guaranteed by the Secretary of the United States Department of Agriculture).
Farmer Mac is authorized to borrow up to $1.5 billion from the Secretary of the Treasury, subject to certain conditions, to enable Farmer Mac to fulfill its guarantee obligations.  See "Transaction Parties
— Federal Agricultural Mortgage Corporation" in this prospectus.  As of the Cut-off Date, Farmer Mac had not borrowed any amounts from the Secretary of the Treasury to fund guarantee payments.

                                                 20

                              YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

         The yield on any certificates will depend on the price paid for the certificates, the interest rate of the certificates, the receipt and timing of receipt of payments on the certificates and the weighted average lives of the Qualified Loans, all of which may be affected by prepayments, defaults, liquidations or repurchases.  See "Risk Factors — The rate and timing of principal payments on the mortgage loans could adversely affect your yield" in this prospectus.

Payments of Principal; Prepayments; Pass-Through Rates

         The rate of payment of principal on each class of certificates and its yield to maturity will correspond directly to the rate of payments of principal on the Qualified Loans in the related loan group.  The rate of payments of principal of the Qualified Loans will in turn be affected by the rate of principal prepayments by borrowers, by liquidations of defaulted Qualified Loans, by repurchases as a result of defective documentation and breaches of representations and warranties or for other reasons.
There is little or no historical data available to provide assistance in estimating the rate of prepayments and defaults on loans secured by agricultural real estate generally or the Qualified Loans particularly.

         In the case of Qualified Loans, social, economic, political, trade, geographic, climatic, demographic, legal and other factors may influence prepayments and defaults, including the age of the
Qualified Loans, the geographic distribution of the related mortgaged properties, the payment terms of the Qualified Loans, the characteristics of the borrowers, weather, economic conditions generally and in the geographic area in which the mortgaged properties are located, enforceability of due-on-sale clauses, servicing decisions, the availability of agricultural mortgage credit, the extent of the borrowers' net equity in the mortgaged properties, mortgage market interest rates in relation to the effective interest rates on the Qualified Loans and other unforeseeable variables, both domestic and international, affecting particular commodity groups and the farming industry in general.

         Generally, if prevailing interest rates fall significantly below the interest rates on the
Qualified Loans, the Qualified Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Qualified Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Qualified Loans, the rate of prepayment would be expected to decrease.  There can be no certainty as to the rate of prepayments on the Qualified Loans during any period or over the lives of the certificates.  The rate of default on the Qualified Loans will also affect the rate of payment of principal on the Qualified Loans.  Prepayments, liquidations and repurchases of the Qualified Loans will result in distributions to holders of the related class of certificates of amounts that would otherwise be distributed over the remaining terms of the Qualified
Loans.

         In addition, all of the Qualified Loans include "due-on-sale" clauses; however, it is generally the policy of Farmer Mac not to enforce those clauses unless the transferee of the related mortgaged property does not meet the underwriting standards of Farmer Mac.  In addition, at the request of the borrower, the applicable central servicer may allow the partial release of a mortgaged property provided the collateral property is reappraised and a partial prepayment is made such that the resulting loan-to-value ratio is no greater than 70% and the cash flows from the remaining property are sufficient to service the remaining debt.  A partial release may result in a prepayment in part on the related
Qualified Loan and a corresponding reamortization of the unpaid principal balance of the Qualified Loan to the maturity date (or the original amortization date if the Qualified Loan provides for a balloon payment) for the loan.  Any Qualified Loan as to which a partial release occurs will continue to be owned by the trust.

                                                 21

         The yield to maturity to investors in the certificates of a class will be sensitive to the rate and timing of principal payments (including prepayments) of the Qualified Loans in the related loan group, which generally can be prepaid at any time.  In addition, the yield to maturity on a certificate may vary depending on the extent to which the certificate is purchased at a discount or premium.
Investors should consider, in the case of any certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Qualified Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Qualified
Loans could result in an actual yield that is lower than the anticipated yield.

         The timing of changes in the rate of prepayments on the Qualified Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation.  In general, the earlier a prepayment of principal of the related Qualified Loans, the greater the effect on an investor's yield to maturity.  The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.  An investor must make an independent decision as to the appropriate prepayment scenario to be used in deciding whether to purchase the certificates.

         Investors should consider the risk that rapid rates of prepayments on the Qualified Loans, and therefore of principal payments on the related class of certificates, may coincide with periods of low prevailing interest rates.  During those periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on the investor's certificate may be lower than the applicable Pass-Through Rate.  Conversely, slow rates of prepayments on the Qualified
Loans, and therefore of principal payments on the related class of certificates, may coincide with periods of high prevailing interest rates.  During those periods, the amount of principal payments available to an investor for reinvestment at high prevailing interest rates may be relatively low.

         The Pass-Through Rate for each class of certificates will equal the weighted average of the Net
Mortgage Rates of the Qualified Loans in the related loan group.  Prepayments of Qualified Loans with relatively higher Mortgage Interest Rates, particularly if the Qualified Loans have larger unpaid principal balances, will reduce the Pass-Through Rate for the related class of certificates from that which would have existed in the absence of prepayments.  In addition, the Qualified Loans in a loan group will not prepay at the same rate or at the same time.  Qualified Loans with relatively higher
Mortgage Interest Rates may prepay at faster rates than Qualified Loans with relatively lower Mortgage
Interest Rates in response to a given change in market interest rates.  If this were to occur, the yield on the related class of certificates would be adversely affected.

         The effective yield to the certificateholders will be lower than the yield otherwise produced by the applicable purchase price and Pass-Through Rate because the distributions of principal and interest will not be payable to certificateholders until at least the 25th day of the month following the period in which interest accrues (without any additional distribution of interest or earnings for the delay).

Prepayments, Maturity and Weighted Average Lives

         The rates at which principal payments are received on the Qualified Loans in any loan group affect the ultimate maturity and the weighted average life of each class of certificates supported by such loan group.  Prepayments on the Qualified Loans in any loan group will accelerate the rate at which principal is paid on the certificates supported by such loan group.

                                                 22

         Each class of certificates has a final scheduled payment date, as set forth on the cover of this prospectus, which is the date on or prior to which the balance of outstanding amounts under the certificates is required to be reduced to zero.  Payment of the entire Certificate Balance of each class of certificates no later than such final payment date will be covered by Farmer Mac's guarantee.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of the certificates until each dollar of principal of such certificates will be repaid to the investor.  The weighted average life of a class of certificates will be influenced by the rate at which principal on the Qualified Loans in the related loan group is paid to such class, which may be in the form of scheduled amortization or prepayments.  For this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default.

         In addition, the weighted average lives of the certificates may be affected by the varying maturities of the Qualified Loans in the related loan group.  Some of the Qualified Loans in a particular loan group have actual terms to maturity of less than those assumed in calculating final scheduled payment date for the related class of certificates and, as a result, such class of certificates may be fully paid prior to the final scheduled payment date for such class, even in the absence of prepayments.  Accordingly, the prepayment experience of the Qualified Loans will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Qualified Loans in a loan group.

         The depositor is not aware of any meaningful prepayment statistics for qualified loans secured by agricultural real estate.

                                      DESCRIPTION OF THE AGREEMENTS

         The certificates will be issued pursuant to the Trust Agreement.

         Under the Trust Agreement, Farmer Mac will act as master servicer of the Qualified Loans and will be responsible for servicing the Qualified Loans.  Each Qualified Loan will be directly serviced by a central servicer.  The central servicers are identified in the "Summary of Terms" in this prospectus.
Each central servicer acts on behalf of Farmer Mac pursuant to a Master Central Servicing Agreement between that central servicer and Farmer Mac (each Master Central Servicing Agreement as supplemented and as amended from time to time, a "Servicing Contract").

         In addition, under the terms of Farmer Mac's charter, the entity which originates a loan included in a loan pool is permitted to retain the right to service the loan.  As a result, with respect to the full-time farm loans, a seller of the loan or other originator of the loan, in most cases retains limited servicing functions.  These entities are referred to as "field servicers."  The central servicers direct the field servicers in the performance of the field servicers' responsibilities.

         Each seller of Qualified Loans has transferred and assigned the Qualified Loans to Farmer Mac pursuant to a Seller/Servicer Agreement between such seller and Farmer Mac (each, a "Sale Agreement").
Each seller in its Sale Agreement has made representations and warranties about the Qualified Loans it has sold to Farmer Mac.  Prior to the issuance of the certificates Farmer Mac will sell all of its right, title and interest in the Qualified Loans to the depositor and will assign to the depositor

                                                 23

Farmer Mac's rights with respect to the representations and warranties made by each seller.  Under the
Trust Agreement, the depositor will assign these representations and warranties and the remedies for their breach to the trustee for the benefit of certificateholders. See "— Sale Agreements" and "— Trust
Agreement — Assignment of Representations and Warranties" in this prospectus.

         Summaries of material terms of the Sale Agreements, the Servicing Contracts and the Trust
Agreement including the Issue Supplement are presented below.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of such documents attached as exhibits to the registration statement of which this prospectus is a part.

         The depositor will provide a copy of the agreements, without exhibits, relating to the certificates without charge upon the written request by a holder of a certificate addressed to Farmer Mac
Mortgage Securities Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.  20036.  We
intend to file the finalized Issue Supplement as an exhibit to the registration statement of which this prospectus is a part by filing such Issue Supplement with the SEC under cover of Form 8-K, for incorporation by reference into the registration statement.

Sale Agreements

         The sellers have sold the Qualified Loans to Farmer Mac under the Sale Agreements.

         Representations and Warranties

         Pursuant to the Sale Agreements each seller has made representations and warranties about the
Qualified Loans.  These include representations and warranties with respect to:

         o    the accuracy of the information provided to Farmer Mac concerning the loans;

         o    the existence of title insurance insuring, or a title opinion assuring, the lien priority of the related mortgage;

         o    the authority to sell the Qualified Loan;

         o    the payment status of the Qualified Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o    the status of the Qualified Loan as a "Qualified Loan" under Farmer Mac's charter and its conformity in all material respects with Farmer Mac's program guides; and

         o    the existence of customary provisions in the related mortgage note and mortgage that permits the holder of the mortgage to obtain marketable title to the mortgaged property upon the borrower's default.

         In the event of a material breach of any such representation or warranty, the seller of the
Qualified Loan will be obligated either to cure the breach in all material respects or to repurchase or replace the affected Qualified Loan.  The representations and warranties do not address events that occur following the date as of which the representations and warranties were made.  Generally, the representations and warranties are made as of the date the seller sells the Qualified Loan to the Farmer
Mac which is prior to the closing date for the certificates.   Therefore, the seller will have no
obligation to cure, repurchase or substitute a Qualified Loan if the event that causes such breach occurs on or after the date the related loan was sold to Farmer Mac.

         Each Sale Agreement provides that if there is a breach of a representation or warranty which materially and adversely affects the value of a Qualified Loan, then the seller of such loan will be required to cure, replace or repurchase such Qualified Loan at the purchase price.  The "purchase price"
is equal to the sum of the loan's unpaid principal balance plus unpaid accrued interest thereon from the date as to which interest was last paid to the due date preceding the distribution date on which the distribution of the net purchase proceeds are to be distributed to the certificateholders.

                                                 24

         The seller of the Qualified Loan with respect to which a breach of a representation or warranty has occurred may, rather than repurchase the loan, cause the removal of such Qualified Loan from the trust and substitute in its place one or more other Qualified Loans.  If a substitution is to occur the substitution must be made in accordance with standards established by Farmer Mac to assure that any such substitution will not materially alter the characteristics of the trust assets.

         Neither the depositor nor Farmer Mac will be obligated to purchase or substitute for a
Qualified Loan if a seller of the Qualified Loan defaults on its obligation to do so.  No assurance can be given that the sellers of the Qualified Loan will carry out their obligations with respect to
Qualified Loans.  Any resulting loss to the trust that would result in a deficiency in any required payment to holders of certificates will be covered by Farmer Mac's guarantee.

Servicing Contracts

         Farmer Mac will serve as master servicer under the Trust Agreement and has entered into separate servicing agreements—the Servicing Contracts—with the individual central servicers.  The central servicers are named in the "Summary of Terms" in this prospectus.  The central servicers may have other normal business relationships with Farmer Mac or the depositor.

         The Trust Agreement provides that Farmer Mac may conduct its servicing through the facilities of central servicers pursuant to Servicing Contracts; however, Farmer Mac is not as a result released from any of its duties or responsibilities under the Trust Agreement.  The Trust Agreement also provides that any Servicing Contract and any other transactions or services relating to the Qualified Loans involving a central servicer shall be deemed to be between the central servicer and Farmer Mac alone.
The trustee and certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any central servicer.

         Collection Accounts

         Under each Servicing Contract, the central servicer is required to establish and maintain a collection account in its name for the benefit of Farmer Mac.

         Funds deposited into the collection accounts will be funds of Farmer Mac.  Collections with respect to the Qualified Loans that are deposited in the collection accounts will not be separated from collections relating to loans that are not owned by the trust.

         A collection account must be an account with a Federal Reserve Bank or any other depository institution approved in writing by Farmer Mac, incorporated under the laws of the United States or any state and subject to supervision and examination by federal or state banking authorities (an "Eligible
Depository").

         Farmer Mac is permitted to direct the investment of amounts in each collection account in certain short-term direct obligations of, and obligations fully guaranteed by, the United States, Farmer
Mac or any other agency or instrumentality of the United States or any other obligation or security approved by Farmer Mac ("Eligible Investments") as described in the related Servicing Contract.  Any interest or other income earned on funds in a collection account will be paid to and any risk of loss

                                                 25

borne by the related central servicer if such central servicer is making Delinquency Advances, as described under "— Servicing Contracts — Advances" in this prospectus, on delinquent loans and otherwise the income will be paid to and risk of loss borne by Farmer Mac.

         Deposits

         Each central servicer will deposit or cause to be deposited into the collection account—net of amounts described in the following paragraph—the following payments and collections received, or advances made, by the servicer or on its behalf with respect to the Qualified Loans:

         o    all payments on account of principal, including principal prepayments, on the Qualified
              Loans;

         o    all payments on account of interest on the Qualified Loans less the central servicer's servicing fee and the field servicers' servicing fees;

         o    all proceeds of any insurance policies to be maintained on each mortgaged property securing a Qualified Loan (to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with the normal servicing procedures of a central servicer, subject to the terms of the related mortgage and mortgage note) and all other amounts received and retained in connection with the liquidation of defaulted Qualified Loans, by foreclosure, condemnation or otherwise net of amounts due to the central servicer in connection with such liquidation;

         o    Delinquency Advances if required to be made by the central servicer;

         o    all proceeds of any Qualified Loan purchased by the respective central servicer or repurchased by the seller of such Qualified Loan;

         o     with respect to those Qualified Loans which are part-time farm loans, the prepayment interest shortfall with respect to any Qualified Loan which was the subject of a principal prepayment; and

         o    any late charges and interest at the default rate to the extent received on the Qualified
              Loans to the extent the central servicer did not make a Delinquency Advance with respect to such delinquent payments.

         Net Deposit; Withdrawals

         Generally, all deposits to a collection account will be net of the following amounts to be retained by the related central servicer or, as applicable, paid to the field servicers by the central servicer:

         o    central servicer servicing fees and the field servicers' servicing fees;

         o    amounts to reimburse the central servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Qualified Loans and related acquired properties, such reimbursement to be made out of amounts that represent amounts received in connection with liquidation of defaulted Qualified Loans and proceeds from insurance policies collected on the particular Qualified Loans and properties, and proceeds from the operation of foreclosed mortgaged properties collected on the particular properties, with respect to which such fees were earned or such expenses were incurred; and

         o    amounts to reimburse the central servicer for any advances and any servicing expenses which, in the central servicer's good faith judgment, will not be recoverable.

                                                 26

         The central servicer may from time to time make withdrawals from the collection account for the following purposes:

         o    to make distributions to Farmer Mac or to the certificate account on each remittance date;

         o    to withdraw at any time any amount deposited in the collection account that was not required to be deposited therein;

         o    to reimburse itself for previously unreimbursed Delinquency Advances and servicing advances; such withdrawals, however, being limited to amounts received on particular
              Qualified Loans that represent late recoveries of payments with respect to which the
              Delinquency Advance was made;

         o    to reimburse the central servicer for any Delinquency Advance which the central servicer determines will not be recoverable from the borrower of the Qualified Loan with respect to which the advance was made nor from the property securing such loan; and

         o    to pay an independent contractor any fee to be paid or reimbursed by Farmer Mac.

         Collection Procedures

         Each Servicing Contract provides that the central servicer will, consistent with Farmer Mac's program guides and in accordance with customary industry standards for agricultural mortgage loan servicing, make reasonable efforts to collect all payments called for under the terms and provisions of the Qualified Loans.  Consistent with the above, each central servicer may in its discretion waive, postpone, reschedule, modify or otherwise compromise the terms of payment of a Qualified Loan so long as any such waiver, postponement, rescheduling, modification or compromise is not inconsistent with the
Servicing Contract or is consented to in writing in advance by Farmer Mac.  Any required adjustment to the payment schedule of any Qualified Loan as a result of the foregoing will not affect the computation of the amount due on the certificates under the formula applicable thereto.

         As part of its servicing activities, the central servicer may, but is not required to, enforce any due-on-sale or due-on-encumbrance clause contained in any mortgage note or mortgage relating to a
Qualified Loan, in accordance with the provisions of such mortgage note or mortgage and in the best interests of Farmer Mac.  In cases in which the mortgaged property is to be conveyed to a person by a borrower and such person enters into an assumption agreement or a substitution agreement, pursuant to which a new borrower is substituted for the existing borrower, the central servicer is obligated to certify that:

         o    the new borrower qualifies under Farmer Mac's credit underwriting standards;

         o    the Qualified Loan will continue to be secured by a first mortgage lien pursuant to the terms of the mortgage;

         o    no material term of the Qualified Loan, including, but not limited to, the Mortgage
              Interest Rate and any term affecting the amount or timing of payment, will be altered, nor will the term of the Qualified Loan be increased; and

         o    if the seller/transferor of the mortgaged property is to be released from liability on the
              Qualified Loan, such release will not adversely affect the collectability of the Qualified
              Loan.

                                                 27

         Realization Upon Defaulted Qualified Loans

         Each central servicer is required to foreclose upon or otherwise comparably convert the ownership of mortgaged properties securing such of the Qualified Loans as come into and continue in default and as to which no arrangements consistent with Farmer Mac's program guides have been made for collection of delinquent payments.

         Borrowers who do not wish to proceed through foreclosure may assign the deed of their mortgaged property to the trust with the consent of the central servicer.  The central servicer will then take the appropriate steps to liquidate the property and pay off the Qualified Loan.

         In the event that title to any mortgaged property is acquired in foreclosure or by delivery of a deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee. Notwithstanding any such acquisition of title and cancellation of the related Qualified Loan, such Qualified Loan will be considered for purposes of calculation of amounts due on the certificates under any formula applicable thereto to be an outstanding Qualified Loan owned by the trust until such time as the mortgaged property is sold and such Qualified Loan becomes a Liquidated Qualified Loan.

         The central servicer, on behalf of Farmer Mac, is required to use its best efforts to dispose of any mortgaged property acquired by foreclosure, deed in lieu of foreclosure or otherwise in a reasonably expeditious manner, in accordance with applicable local and environmental laws to the extent applicable.

         Servicing Fees and Expenses

         Each central servicer will receive a fee payable out of the interest payments received on each
Qualified Loan serviced by such central servicer. Each field servicer will receive a fee payable out of the interest payments received on each Qualified Loan serviced by such field servicer.  Because such fees are calculated on the principal amount of the respective loans, the amount of such compensation will decrease as the Qualified Loans amortize and will be affected by principal prepayments on the
Qualified Loans. Since all payments from borrowers are collected by the central servicers, the central servicers remit the field servicing fees to the field servicers.

         The central servicer will be entitled to retain, as additional compensation, all assumption fees or other service charges imposed upon borrowers in connection with servicing the loans. If such central servicer is making Delinquency Advances, then the central servicer will also be entitled to late payment charges and other charges, to the extent collected from borrowers, and to retain any earnings on the investment of funds held by it or in the collection account pending remittance to Farmer Mac.  The central servicer will also be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted Qualified Loans including reimbursement of expenditures incurred in connection with the preservation of the related mortgaged properties.

         Advances

         The central servicers are required to use their best efforts to cause the borrowers on the
Qualified Loans to pay any taxes, assessments, standard hazard insurance policy premiums or other charges with respect to which the failure to pay would result in a lien on the mortgaged property.  If such amounts are not timely paid, the central servicer shall advance the payments to the extent needed to protect Farmer Mac against any loss and if in the good faith judgment of the central servicer, such advances ultimately will be recoverable from payments made by the borrower or from proceeds of liquidation of the mortgaged property.

                                                 28

         In addition, on each date on which amounts are to be remitted to Farmer Mac for deposit into the certificate account, each central servicer is to advance or cause to be advanced or request Farmer
Mac to make a Delinquency Advance.  A "Delinquency Advance" is an amount equal to the total of all installment payments due on the Qualified Loans (less fees to be paid from the interest component of each such payment) which installments were due on or prior to the preceding due date, were not the subject of any prior unreimbursed advance and are known by the central servicer to be past due as of the close of business on the remittance date; provided that no Delinquency Advance shall be required in respect of a Qualified Loan to the extent the central servicer determines in good faith that the advance will not ultimately be recoverable from future borrower payments or from net liquidation proceeds or other recoveries with respect to such Qualified Loan or the related mortgaged property.

         The central servicer for the full-time farm loans requests that Farmer Mac make the Delinquency
Advances with respect to such Qualified Loans and Farmer Mac makes the Delinquency Advances.  With respect to the part-time farm loans, the central servicers make the Delinquency Advances.

         Annual Evidence as to the Compliance of the Central Servicers

         The Servicing Contracts for each of the three central servicers require that the central servicer provide an annual certification as to compliance, as described below.

         Under the Servicing Contract relating to the full-time farm loans, Zions First National Bank agrees that it will timely provide such assertion letters on compliance with Farmer Mac's servicing requirements and such attestation reports as Farmer Mac may require to reasonably comply with applicable laws and regulations.

         Under one of the Servicing Contracts relating to the part-time farm loans, AgStar Financial
Services, ACA agrees that each year, not later than 30 days prior to the due date of Farmer Mac's annual report on Form 10-K, it will (i) deliver an officer's certificate for the prior calendar year stating that it has fulfilled all of its obligations under the Servicing Contract throughout the applicable year and (ii) cause a firm of independent public accountants to furnish to Farmer Mac a report to the effect that, based on an examination conducted by such firm, the assertion of management of the central servicer regarding compliance with its obligations under the Servicing Contract throughout the applicable year is fairly stated.

         Under the second Servicing Contract relating to the part-time farm loans, CGB Agri Financial
Services, Inc. agrees that it will, on or before March 31 of each year, deliver to Farmer Mac an officer's certificate stating that a review of the activities of the central servicer during the preceding calendar year has been made and to the best of such officer's knowledge, the central servicer has fulfilled all its obligations under the Servicing Contract.  In addition the central servicer agrees that within 120 days after the close of each fiscal year of the central servicer, the central servicer shall cause a firm of independent accounts to furnish an agreed upon procedures report to Farmer Mac.

         Subservicing

         Under the Servicing Contracts, the central servicer in its sole discretion may enter into or terminate agreements with subservicers or field servicers for some or all of the Qualified Loans.  Entry into a servicing agreement with a subservicer or field servicer does not relieve the central servicer of any of its duties or obligations under the Servicing Contract.

                                                 29

         Field Servicing

         The field servicers, under the Farmer Mac Seller/Service Guide, have direct contact with the borrowers and, at the direction of the central servicers, perform primarily monitoring and inspection functions.  The field servicers are responsible for the following:

         o    monitoring the borrower's compliance with the terms of the loan documents;

         o    inspecting the real property and conducting other required inspections;

         o    monitoring and filing UCC continuation statements;

         o    monitoring the status of hazard insurance and the payment of real property taxes and insurance;

         o    obtaining annual financial information from the borrower;

         o    working with the borrower to resolve loan delinquencies;

         o    acting as the primary contact for the borrower for issues other than loan installments and billings; and

         o    maintaining a file of all communications and resolutions of the matters listed above.

         The field servicers are not responsible for billings or collections.

Trust Agreement

         The Trust Agreement includes the Trust Agreement dated as of June 1, 1996 together with the
Issue Supplement dated as of the Cut-off Date, each among Farmer Mac, the depositor and the trustee.

         Conveyance and Delivery of Certificates

         Under the Trust Agreement, the depositor sells to the trustee for the holders of the certificates all of the depositor's right, title and interest in and to the Qualified Loans.  This sale includes all principal and interest to be received on or with respect to such Qualified Loans after the
Cut-off Date, other than principal due and interest accrued on or before the Cut-off Date  The depositor also sells to the trustee all of the depositor's rights, as assignee of Farmer Mac, under each Sale
Agreement, including, but not limited to the right to enforce the representations and warranties in the
Sale Agreement against the seller.

         The trustee will, in exchange for the Qualified Loans, deliver the certificates to the depositor.  Each Qualified Loan sold to the trustee will be identified in a schedule appearing as an exhibit to the Issue Supplement.

         Delivery of Documents

         The Trust Agreement requires that with respect to each Qualified Loan, the depositor will deliver or cause to be delivered to the trustee:

         o    the original mortgage note endorsed, without recourse, in blank or to the order of the trustee;

         o    the original mortgage (or a certified copy thereof) with evidence of recording indicated
              thereon; and

         o    an assignment of the mortgage to the trustee in recordable form.

                                                 30

         The Trust Agreement requires that the depositor promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

         The Trust Agreement provides that the trustee shall review the completeness of the required documents and certify as to such review.  Within a period of not more than five Business Days after receipt of documents constituting a mortgage file, the trustee, in its capacity as custodian, is to deliver to Farmer Mac or its designee the initial certification with respect to the status of the mortgage files delivered to it and is to provide a final certification with an exceptions report within
30 days of the delivery date or if there are exceptions identified in the initial certification, issue an exceptions report indicating the items which remain outstanding and continue to issue exceptions reports at least every 30 days until such time as all exceptions have been resolved or waived.

         Assignment of Representations and Warranties

         Under the Trust Agreement the depositor sells to the trustee for the holders of the certificates, all of the depositor's rights, as assignee of Farmer Mac, under each Sale Agreement, including the right to enforce the representations and warranties therein against the related seller.
See "— Sale Agreements" in this prospectus.

         Farmer Mac may, in the case of a breach of warranty by a seller of any Qualified Loan or a defect in documentation, purchase, or cause the related seller to purchase such Qualified Loan at the purchase price for such Qualified Loan or substitute, or cause the related seller to substitute, an additional Qualified Loan or Qualified Loans for such Qualified Loan as long as any such substitution takes place within two years of the original issuance of the certificates.

         Any substitute Qualified Loan shall have:

         o    a principal balance which is not greater than the scheduled principal balance of the replaced defective Qualified Loan (the amount of any difference being deemed to be a
              "curtailment");

         o    an original final maturity not later than the original final maturity of any Qualified Loan in the related loan group and not earlier than two years prior to the original final maturity of the related replaced defective Qualified Loan;

         o    a Mortgage Interest Rate which, on the date of substitution, is not less than the interest rate borne by the replaced defective Qualified Loan; and

         o    similar due dates as the replaced defective Qualified Loan.

         Establishment of Collection Accounts and Certificate Account; Deposits and Withdrawals

         Farmer Mac, under the terms of the Trust Agreement, is obligated to require each central servicer to establish and maintain a collection account with an Eligible Depository in which the central servicer shall deposit upon receipt on a daily basis payments and other amounts received with respect to the Qualified Loans.  For a description of the provisions relating to the collection accounts contained in the Servicing Contracts, see "— Servicing Contracts — Collection Accounts," "— Servicing Contracts —
Deposits" and "Servicing Contracts — Net Deposits; Withdrawals" in this prospectus.

         In accordance with the Trust Agreement, Farmer Mac maintains an account referred to in the
Trust Agreement as the certificate account by means of appropriate entries on its books and records.
Farmer Mac is to deposit in the certificate account all amounts remitted to it by each central servicer representing withdrawals from the respective collection accounts, together with the purchase price for

                                                 31

each Qualified Loan or mortgaged property owned by the trust and purchased by Farmer Mac as described under "— Assignment of Representations and Warranties."  Farmer Mac shall also deposit in the certificate account the amount of any curtailments in connection with any substitute Qualified Loans.

         Deposits into the certificate account are not limited to collections on the Qualified Loans in the trust but also will include collections on loans in other trusts and collections on loans which are retained by Farmer Mac.

         All or a portion of amounts on deposit in the certificate account are to be invested and reinvested by Farmer Mac in one or more Eligible Investments either bearing interest or sold at a discount.

         On or before the Certificate Account Deposit Date—which is generally ten days before each distribution date—Farmer Mac is required to calculate the amount to be distributed on the certificates on that distribution date.  On each Certificate Account Deposit Date each central servicer is, under the terms of its Servicing Contract, required to withdraw from the related collection account and remit to
Farmer Mac for deposit in the certificate account all funds held in the collection account (other than amounts relating to future payment dates).  See "— Servicing Contracts — Net Deposits; Withdrawals" in
this prospectus.

         The trustee or Farmer Mac acting as paying agent may make withdrawals from the certificate account, to the extent funds are available therefor, for application as follows:

         o    first, to make distributions to the certificateholders on each distribution date;

         o    second, to reimburse to Farmer Mac any amount previously paid by it pursuant to its guarantee;

         o    third, to pay any portion of the guarantee fee for such payment date or any prior payment date that has not otherwise been paid; and

         o    fourth, to pay Farmer Mac any amounts remaining in the certificate account after the withdrawals referred to above, any such amounts being deemed to be payable to Farmer Mac as compensation for its master servicing activities and to reimburse any other expenses incurred by Farmer Mac in connection with its master servicing activities.

         Servicing

         The Trust Agreement provides that Farmer Mac shall service the Qualified Loans and shall have full power and authority to do or cause to be done any and all things in connection therewith as it may deem necessary or appropriate in its sole discretion; provided, however, that Farmer Mac shall have no authority to sell or hypothecate, or, subject to its optional rights described under "— Trust Agreement
— Assignment of Representations and Warranties," make any substitution for any Qualified Loan.

         Farmer Mac in its discretion shall foreclose upon or otherwise comparably convert the ownership of the mortgaged property securing any Qualified Loan as to which a default occurs.  To the extent consistent with then-current policies of Farmer Mac or customary practices in the agricultural real estate mortgage servicing industry, Farmer Mac in its discretion may enforce or waive enforcement of any of the terms of any Qualified Loan or enter into an agreement for the modification of any of the terms of any Qualified Loan (other than, except as may be required by terms of the mortgage note, a reduction in the Mortgage Interest Rate), or take any action or refrain from taking any action in servicing any
Qualified Loan.  In such connection, Farmer Mac may waive any assumption fee or late payment charge.

                                                 32

         Farmer Mac will conduct such servicing through the facilities of central servicers pursuant to
Servicing Contracts.  It shall not, however, thereby be released from any of its duties or responsibilities under the Trust Agreement.

         Any Servicing Contract and any other transactions or services relating to the Qualified Loans involving a central servicer shall be deemed to be between the central servicer and Farmer Mac alone and the trustee and certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any central servicer.

         Optional Purchase of Defaulted Loans

         Under the Trust Agreement, Farmer Mac, as master servicer, may in its discretion—but will have no obligation to—repurchase any Qualified Loan at any time after such loan becomes and remains delinquent as to any scheduled payment for a period of 90 days.  As to any Qualified Loan, any such purchase is to be at a purchase price equal to the unpaid principal balance thereof together with accrued and unpaid interest thereon to the due date preceding the distribution date on which the distribution of the net purchase proceeds are to be distributed to the certificateholders.

         Farmer Mac will also have a similar right to purchase from the trust any property acquired by the trust upon foreclosure or comparable conversion of any Qualified Loan ("REO Property").

         Compensation and Payment of Expenses

         The central servicers, the field servicers and Farmer Mac will each receive fees (collectively, the "Administrative Fee") payable out of the interest payments received on each Qualified Loan.  The amount of the Administrative Fee will be a per annum rate determined separately for each Qualified Loan and identified for each Qualified Loan on the Qualified Loan Schedule.

         The range of  weighted average Administrative Fee Rates for the respective loan groups as of the Cut-off Date is set forth in the following table.  The weighted average rate for each loan group as of the Cut-off Date is set forth after the table.  Because the Administrative Fee Rate is determined on a loan by loan basis, the weighted average Administrative Fee Rate for each loan group will vary as
Qualified Loans are paid, prepaid, default or are repurchased or replaced.

                                Weighted Average Administrative Fee Rates
                                          as of the Cut-off Date

Recipients                 Fee                    Purpose                 Source                  Priority
Central servicers, field   Varies by loan group   For servicing and for   Interest collected on   Prior to payment
servicers and Farmer Mac   from 0.450% per        Farmer Mac program      Qualified Loans         of interest on the
                           annum to 1.790% per    administration,                                 certificates
                           annum.  See below      including the
                           for each loan group.   guarantee

                                                 33

         The weighted average Administrative Fee Rates for the individual loan groups as of the Cut-off
Date are as follows:

     Loan group ZAQM1009            1.307%;                   Loan group ZQ1S1016           1.194%;
     Loan group ZAQS1010            1.516%;                   Loan group ZJ1M1010           0.700%;
     Loan group ZBQS1010            1.523%;                   Loan group ZL1M1004           0.657%;
     Loan group ZCQS1005            1.790%;                   Loan group ZR1M1005           0.450%.
     Loan group ZQ1M1008            1.414%;

         The central servicers will also be entitled to reimbursement for expenses incurred in connection with the liquidation of defaulted loans and will be entitled to retain, as additional compensation, fees and charges and other amounts as described under "— Servicing Contracts — Servicing
Fees and Expenses" in this prospectus.

         The depositor, Farmer Mac, as master servicer, and the central servicers are obligated to pay all expenses incurred in connection with their respective responsibilities under the Trust Agreement and the Servicing Contracts (subject to reimbursement for liquidation expenses).  The fees of the trustee are paid by Farmer Mac.

         Certain Matters Regarding the Master Servicer and the Depositor

         The Trust Agreement provides that Farmer Mac may not resign from its obligations and duties.

         Neither the master servicer, the depositor nor any of their respective directors, officers, employees, or agents will be under any liability for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability for action or inaction by reason of willful misfeasance, bad faith or negligence or by reason of reckless disregard of obligations and duties.

         Neither the master servicer nor the depositor shall have any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective duties under the Trust Agreement and which in their opinion may involve either of them in expense or liability; provided, however, that either the master servicer or the depositor in its discretion may undertake any such legal action which they may deem necessary or desirable in the interests of holders of certificates.

         In the event that either the master servicer or the depositor in its discretion so determines to undertake any such legal action, the party taking such action for its own account shall pay the expense of any such action, including attorneys' fees.  Such expense resulting from any such legal action shall be reimbursable only to the extent amounts are available for withdrawals from the certificate account pursuant to clause "fourth" described under "— Establishment of Collection Accounts and Certificate Account; Deposits and Withdrawals" in this prospectus.

         Distribution Date Information

         On or before the certificate distribution amount determination date – generally a date on or before the fifth Business Day during the month of the distribution date – for a class of certificates,
Farmer Mac will calculate the certificate distribution amount for such distribution date.  As soon as possible thereafter, Farmer Mac will make available for such class of certificates the certificate principal factor for each class of certificates, which is the percentage, carried to eight places, that, when multiplied by the denomination of a certificate will produce the Certificate Balance of such certificate.  Farmer Mac has contracted with a program administrator to provide certain loan and security administration functions under the Farmer Mac I program, including to assist in calculating monthly payments to be made to certificateholders.

                                                 34

         Events of Default

         The Trust Agreement provides that with respect to the trust, each of the following events constitutes an event of default:

         o    any failure by Farmer Mac to distribute to holders of certificates of any class any required distribution (including, for this purpose, distributions to be made pursuant to the Farmer Mac Guarantee) which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac by the trustee or to Farmer Mac and the trustee by the holders of certificates of such class having Certificate Principal Balances aggregating not less than 5% of the aggregate of the Certificate Principal Balances of all of the
              certificates of such class; or

         o    failure on the part of Farmer Mac duly to observe or perform in any material respect any other of the covenants or agreements on the part of Farmer Mac in the Trust Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Farmer Mac and the trustee by the holders of certificates of any class having Certificate Principal Balances aggregating not less than 25% of the aggregate of the Certificate Principal Balances of all of the certificates of such class; or

         o    certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the trust, Farmer Mac or the depositor, as the case may be indicating its insolvency or inability to pay its obligations.

         Upon the occurrence of an event of default, and so long as such event of default shall not have been remedied, the trustee or the holders of certificates of any class having Certificate Principal
Balances  aggregating not less than 25% of the aggregate of the Certificate Principal Balances of all of the certificates of such class may  terminate all obligations and duties imposed upon Farmer Mac (other than its obligations under the Farmer Mac Guarantee) under the Trust Agreement and name and appoint a successor or successors to succeed to and assume all of such obligations and duties.

         On and after the receipt by Farmer Mac of such written notice and the acceptance by the successor or successors to Farmer Mac, all obligations (other than its continuing obligations under the
Farmer Mac Guarantee) and duties imposed upon Farmer Mac under the Trust Agreement shall pass to and vest in the successor or successors named in the notice.

         Amendment of the Trust Agreement

         The Trust Agreement may be amended or supplemented by the depositor, the master servicer, and the trustee without the consent of or notice to any of the holders of the certificates to:

         o    add to the covenants of Farmer Mac, whether applicable to one or more trusts;

         o    evidence the succession of another entity or entities to Farmer Mac and the assumption by such successor or successors of the obligations of Farmer Mac under the Trust Agreement
              (other than the Farmer Mac Guarantee);

         o    eliminate any right reserved to or conferred upon Farmer Mac;

         o    take such action to cure any ambiguity or correct or supplement any provision in the Trust
              Agreement as Farmer Mac may deem necessary or desirable; or

         o    modify, eliminate or add to the provisions of the Trust Agreement to such extent as shall be necessary to maintain the tax exempt status of the trust under Federal and state law.

                                                 35

         Compliance by Farmer Mac with any of the terms of the Trust Agreement may be waived with the consent of holders of not less than 66% of the aggregate of the Certificate Principal Balances of each class of certificates issued by the trust.

         In addition, with the consent of not less than 66% of the aggregate of the Certificate
Principal Balances of each class of certificates issued by the trust, Farmer Mac may enter into any supplemental agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the holders of the certificates issued under the Trust Agreement; provided that no such waiver or supplemental agreement shall:

         o    without the consent of all certificateholders affected thereby reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any certificate;

         o    without the consent of all certificateholders (i) terminate or modify the Farmer Mac
              Guarantee with respect to the certificates, or (ii) reduce the percentages of certificates, the holders of which are required to consent to any waiver or any supplemental agreement; or

         o    without the consent of all certificateholders alter the classification of the trust as a fixed investment trust for federal income tax purposes.

         Duties of the Trustee

         The trustee, prior to the occurrence of an event of default and after the curing of all events of default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement.  If an event of default occurs and is continuing, the trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.  Many of the duties of the trustee are described under "Description of the Agreements — Trust Agreement" and throughout this prospectus.  Under the terms of the trust agreement, the trustee's responsibilities include the following:

         o    to deliver to certificateholders certain notices, reports and other documents received by the trustee;

         o    to authenticate and deliver the certificates to the depositor; and

         o    to review the completeness of the documents required to be delivered to the trustee and certify as to such review as described above under "— Delivery of Documents."

         Except as otherwise expressly provided in the Trust Agreement, the trustee is not accountable for the use or application by any central servicer or Farmer Mac of any funds paid to the central servicer or Farmer Mac, in respect of the Qualified Loans or deposited in or withdrawn from any collection account or the certificate account by any central servicer or Farmer Mac.  The trustee makes no representations or warranties as to the validity or sufficiency of the certificates or of any
Qualified Loan or related document, except that the trustee represents that the Trust Agreement has been duly authorized, executed and delivered by it.

                                                 36

         The trustee is not liable for any errors of judgment as long as the errors are made in good faith and the trustee was not negligent.

         The trustee may resign at any time, in which event Farmer Mac will be obligated to appoint a successor trustee.  Farmer Mac may also remove the trustee if the trustee ceases to be eligible to continue as such under the trust agreement.  In such circumstances, Farmer Mac will be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

         Any successor trustee will execute and deliver to Farmer Mac and its predecessor trustee an instrument accepting the appointment.  Any successor trustee must, at the time of its acceptance of the appointment, be eligible under the trust agreement, which requires that the trustee:

         o    be a corporation with its principal office in a state and city acceptable to Farmer Mac, and organized and doing business under the laws of such state or the United States and authorized under such laws to exercise corporate trust powers; and

         o    have a combined capital and surplus of at least $50,000,000 or be a member of a bank holding company whose capital and surplus is at least $50,000,000 and be subject to supervision or examination by federal or state authority.

         Indemnification of the Trustee

         Farmer Mac agrees to indemnify the trustee and any director, officer, employee or agent of the trustee and hold them harmless against, any loss or liability incurred by any of them without negligence or bad faith on the part of the trustee or any such director, officer, employee or agent of the trustee and arising out of or in connection with the acceptance or administration of the trusts created under the Trust Agreement, including the costs and expenses of defending the trustee or any such director, officer, employee or agent against any claim or liability incurred by any of them in connection with the exercise or performance of any of their powers or duties under the Trust Agreement  without negligence or bad faith on its or their part, but not including any expenses incurred in the ordinary course of performing the trustee's duties as set forth in the Trust Agreement.

         Optional Termination of a Class

         As master servicer, Farmer Mac may effect an early termination of any class when the aggregate principal balance of the Qualified Loans in the related loan group is less than 1.0% of the aggregate principal balance of the Qualified Loans in such loan group as of the cut-off date.

         If Farmer Mac elects to terminate a class, it will repurchase all the Qualified Loans and REO
Property with respect to such class at a price equal to 100% of the unpaid principal balance of the
Qualified Loans in the related loan group, including any Qualified Loans as to which the related property is held by the trust, plus accrued and unpaid interest at the applicable mortgage interest rate.  The proceeds of such repurchase will be distributed to holders of the then outstanding certificates of such class on the distribution date. See "Description of the Agreements — Trust
Agreement — Termination" in this prospectus.

                                                 37

         Termination

         The respective obligations and responsibilities of Farmer Mac created by the Trust Agreement shall terminate upon the distribution to all holders of certificates of all amounts required to be distributed under the Trust Agreement upon:

         o    the final payment of the last Qualified Loan and/or REO Property remaining in the trust; or

         o    distribution by Farmer Mac pursuant to the Farmer Mac Guarantee on the final distribution date for the latest maturing class an amount sufficient to reduce the class Certificate
              Principal Balance to zero.

                       SELECTED LEGAL ASPECTS OF QUALIFIED LOANS AND OTHER MATTERS

         The following discussion contains summaries of selected legal aspects of mortgage loans, including the Qualified Loans, that are general in nature.  Because these legal aspects are governed in part by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the mortgaged properties may be situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Qualified Loans.  Because Farmer Mac guarantees the timely payment of principal and interest on the certificates to holders, and because
Farmer Mac is authorized to borrow up to $1.5 billion from the Secretary of the Treasury, the impact of any adverse effects described in the summaries of selected legal aspects of the Qualified Loans below may not affect Farmer Mac's guarantee or payments to holders.  However, because Farmer Mac anticipates that its future contingent liabilities in respect of guarantees of outstanding certificates will greatly exceed its resources, including its limited ability to borrow from the United States Treasury, it is possible that the adverse effects described below could affect payments to holders.  See "Risk Factors —
Farmer Mac's ability to fulfill its obligations under its guarantee of the timely payment of interest on and principal of the certificates may be limited."

General

         The Qualified Loans will be evidenced by promissory notes, referred to as mortgage notes, and secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Qualified Loan is located.  A mortgage creates a lien upon the real property encumbered by the mortgage.  Foreclosure of a mortgage is generally accomplished by judicial action.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property in a timely manner.  Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment.  In addition, the terms of a mortgage loan secured by property of the debtor may be modified in a federal bankruptcy case.  These modifications may include reducing the

                                                 38

amount of each periodic payment, changing the rate of interest, extending or otherwise altering the repayment schedule, and reducing the lender's security interest to the value of the collateral, thus leaving the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan.  Federal bankruptcy laws and applicable state laws may also limit the ability to enforce any assignment by a borrower of rents and leases related to a mortgaged property.

         The Internal Revenue Code provides priority to certain tax liens over the lien of a mortgage.
In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

Borrower's Rights Laws Applicable to Agricultural Mortgage Loans

         State Laws

         Some states have enacted legislation that grants rights to borrowers under agricultural mortgage loans.  These rights may include, among others:

         o    restructuring of loans;

         o    mediation prior to foreclosure;

         o    moratoria on foreclosures or payments;

         o    access by a dispossessed borrower to previously planted crops;

         o    redemption provisions that are more favorable to farm borrowers than to other borrowers; and

         o    restrictions on disposition of agricultural property acquired through foreclosure.

         Section 8.6(b)(5) of the Farm Credit Act specifically provides that such rights apply to
Qualified Loans.  Section 8.6(b)(5) allows an originator or other seller of the Qualified Loan or Farmer
Mac to require discounts or charge fees reasonably related to costs and expenses arising from such borrowers' rights provisions but prohibits an originator or other Seller of the Qualified Loan or Farmer
Mac from refusing to purchase such Qualified Loans.

         Originators or other Sellers of the Qualified Loans will represent and warrant in the Sale
Agreements that each Qualified Loan was originated in compliance with applicable state laws in all material respects and that no homestead exemption is available to the borrower unless the value of the portion of the mortgaged property not subject to a homestead exemption would result in a current loan-to-value ratio of not more than 70%.

Environmental Regulation

         Real property pledged as a security to a lender may be subject to known or unforeseen environmental risks.  Of particular concern may be those mortgaged properties that have been the site of manufacturing, industrial or disposal activity.  Such environmental risks may give rise to:

         o    a diminution or total loss in value of the mortgaged property; or

                                                 39

         o    in some cases, as more fully described below, liability for clean-up costs, other remedial actions, or to third parties for property damage or personal injury, which liabilities, individually or in the aggregate, could exceed the value of such property or the Qualified
              Loan related to such property.

         Under the Comprehensive Environmental Response, Compensation, and Liability Act, which is also known as CERCLA, as amended by the Asset Conservation, Lender Liability, and Deposit Insurance
Protection Act of 1996, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party.  Excluded from
CERCLA's definition of "owner or operator," however, is a person who "is a lender that, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect the security interest of the person in the vessel or facility" (the "Secured Creditor Exemption").  This exemption for holders of a security interest such as a secured lender applies only when the lender limits its actions to those consistent with the protection of its security interest in the contaminated facility or property.  Thus, if a lender's activities begin to encroach on the interest in the contaminated facility or property, and the lender actively participates in the management of the facility in a manner inconsistent with activities necessary to protect his security interest, the lender faces potential liability as an "owner or operator" under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability if the foreclosing lender's post-foreclosure actions exceed the parameters of the Secured Creditor Exemption.

         A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United
States v. Fleet Factors Corp. construed CERCLA's original exemption for secured creditors.  The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to the use, handling, or disposal of hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility was broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste.  The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management.

         The United States Environmental Protection Agency (the "EPA") sought to clarify and limit the effects of Fleet Factors by issuing a Final Rule delineating the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption.  However, that rule was vacated by the United States Court of Appeals for the District of Columbia on February 4, 1994 on the grounds that the EPA did not have the authority to issue rules interpreting any terms contained in CERCLA.

         In September 1996, Congress amended CERCLA, as noted above, in order to clarify whether and under what circumstances clean-up costs or the obligation to take remedial actions could be imposed on a secured lender such as the issuer.  However, the amendment, which is intended to relieve lenders from liability under CERCLA if they did not "participate in management," has terms that are subject to judicial interpretation, and thus ambiguity remains regarding the extent to which management participation may be undertaken by a lender without exposing it to the risk of environmental liability.
Additionally, lenders may be found liable under state law, or in other circumstances such as if they specifically arrange for disposal of any hazardous waste.  Furthermore, lenders could be found liable to third parties for property damage or personal injury under state statutes or common law causes of action like nuisance, trespass, negligence or strict liability.

                                                 40

         If the lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, former owners or operators, including those at the time of on site disposal activity, or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof.  Furthermore, such action against the borrower may be adversely affected by any limitations on recourse in the underlying mortgage loans.  Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing an action against the borrower-trustor may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

         Some states have enacted legislation similar to CERCLA, which gives those states the legal authority to impose a lien for any clean-up costs incurred by such state on the property that is the subject of such clean-up costs (a "State Environmental Lien").  All subsequent liens on such property are subordinated to such State Environmental Lien and, in some states, even prior recorded liens are subordinated to such State Environmental Liens.  In the latter states, the security interest of the trustee in a property that is subject to such a State Environmental Lien could be adversely affected.
Each Servicing Contract will provide that the trust shall not take title to a mortgaged property securing a defaulted Qualified Loan if the central servicer determines that clean-up costs would exceed the potential recovery upon liquidation of such Qualified Loan.

         In addition, other federal environmental statutes like the Clean Water Act and the Resource
Conservation and Recovery Act (and state versions of these statutes), as well as their implementing regulations, could impact the borrowers of mortgaged property by requiring them to install pollution control measures, alter or cease operations, or require the payment of fines or penalties.  These statutes, and their implementing regulations, may require increasingly stringent regulation of farm operations.  This in turn could result in borrowers not being able to repay loans on time or at all, in which case the mortgage may be liquidated, which could adversely affect the yield on and maturity of your investment.  Furthermore, in the event of foreclosure, lenders could be held liable for environmental matters as owners or operators under these statutes.

Enforceability of Certain Provisions

         General

         Upon foreclosure, courts have imposed general equitable principles.  These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property.  Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

                                                 41

         Due-on-Sale Clauses

         The Qualified Loans generally contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property.  The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied.  Federal legislation that overrides state laws restricting the enforceability of due-on-sale clauses applies only to mortgage loans secured by a residence occupied by the borrower.  Similar state laws may restrict the enforceability of any due-on encumbrance provisions contained in the Qualified Loans.

         Any inability to enforce a due-on-sale clause may result in a Qualified Loan bearing an interest rate below the current market rate being assumed by a new purchaser of the mortgaged property rather than being paid off, which may have an impact upon the average life of the Qualified Loans and the number of Qualified Loans which may be outstanding until maturity.

Applicability of Usury Laws

         Section 8.12(d) of the Farm Credit Act expressly excludes any Qualified Loan the depositor purchases within 180 days of such Qualified Loan's date of origination from any provision of the constitution or law of any state that expressly limits the rate or amount of interest, discount points, finance charges, or other charges, including yield maintenance charges and prepayment premiums, that may be charged, taken or received.

                               CERTAIN INSOLVENCY AND OTHER CONSIDERATIONS

Conservatorship, Receivership, or Insolvency of Farmer Mac

         Because Farmer Mac is a federally chartered instrumentality of the United States, it is unlikely that Farmer Mac can become the subject of a case under the United States Bankruptcy Code. If certain events occur relating to Farmer Mac's financial condition or the propriety of its actions, however, the Farm Credit Administration Board can appoint a conservator or receiver for Farmer Mac.

         The powers of such a receiver or conservator are not well-defined under applicable law, and thus the consequences of a receivership or conservatorship of Farmer Mac are not entirely clear. A receiver or conservator for Farmer Mac may have the power to choose whether or not the terms of the transaction documents will continue to apply to Farmer Mac. Thus, regardless of what the transaction documents provide, the receiver or conservator could authorize Farmer Mac to stop master servicing the
Qualified Loans or to stop making payments pursuant to Farmer Mac's guarantee. If the receiver or conservator did so, the other parties to the transaction documents may also be excused from performing any of their obligations. In addition, the receiver or conservator could prevent the appointment of a successor master servicer or could alter the terms on which Farmer Mac continues to master service the
Qualified Loans or continues to make payments pursuant to the Farmer Mac guarantee, including the amount or the priority of the fees paid to Farmer Mac.

         Each of Farmer Mac and the depositor intends that the transfer of each Qualified Loan by Farmer
Mac to the depositor be a sale. If Farmer Mac were to become the subject of a receivership or conservatorship, and a party in interest were to take the position that the transfer of the Qualified
Loans by Farmer Mac to the depositor should be recharacterized as the grant of a security interest in such Qualified Loans to secure a borrowing of Farmer Mac, delays in payments on the certificates could result. If a court were to adopt such position, then delays or reductions in payments on the certificates could result.

                                                 42

         The receiver or conservator may be able to obtain a stay of any action by the trust, the trustee, the depositor, or any holders of certificates to enforce any obligations of Farmer Mac under any transaction document or to collect any amount owing by Farmer Mac under any transaction document.  A receiver or conservator may also be able to obtain an injunction limiting or preventing the trust, the trustee, the depositor, and the holders of the certificates from exercising their rights, remedies, and interests.

         If any of these events were to occur, payments on the certificates could be delayed or reduced.
Holders of certificates also may suffer a loss if the receiver or conservator were to argue that any term of the transaction documents violates regulatory requirements applicable to Farmer Mac.

         Furthermore, if a conservator or receiver for Farmer Mac were to argue that any of its administrative expenses relate to the Qualified Loans or the transaction documents, those expenses could be paid from collections on the Qualified Loans before the trustee receives any payments, which could result in delays or reductions in payments on the certificates.

         Farmer Mac will be permitted to commingle collections on the Qualified Loans with its own funds for the periods of time specified in the transaction documents, and will use the commingled funds for its own benefit. See "Description of the Agreements — Collection Accounts" and "Description of the
Agreements — Establishment of Collection Accounts and Certificate Account; Deposits and Withdrawals" in
this prospectus.  The trustee may not have a perfected interest in these amounts, and thus payments on the certificates could be delayed or reduced if Farmer Mac were to enter conservatorship or receivership, were to become insolvent, or were to fail to perform its obligations.

         Arguments also may be made that the rights and powers of the receiver or conservator extend to the depositor (which is a wholly-owned subsidiary of Farmer Mac) or the trust, and that, as a consequence, the receiver or conservator could repudiate or otherwise directly affect the rights of holders of certificates or the trustee under the transaction documents. If the receiver or conservator were to take this position, delays or reductions in payments on the certificates could result.

         In addition, no assurance can be given that the receiver or conservator would not attempt to exercise control over the Qualified Loans or the other assets of the depositor or the trust on an interim or a permanent basis. If the receiver or conservator were to succeed in exercising such control, payments on the certificates could be delayed or reduced.

         There may be other possible effects of a receivership or conservatorship of Farmer Mac that could result in delays or reductions in payments to the holders of certificates.

         Regardless of any decision made by the receiver or conservator or ruling made by a court, moreover, the mere fact that Farmer Mac has become insolvent or entered conservatorship or receivership could have an adverse effect on the value of the Qualified Loans and on the liquidity and value of the certificates.

Regulatory Matters Regarding Farmer Mac and the Depositor

         The operations and financial condition of Farmer Mac are subject to extensive regulation and supervision under federal law. The appropriate regulatory authorities, including the Director of the
Office of Secondary Market Oversight of the Farm Credit Administration, have broad enforcement powers over Farmer Mac. Because the depositor is a wholly-owned subsidiary of Farmer Mac, it may be subject to the same regulation.

                                                 43

         If federal regulatory authorities supervising Farmer Mac or the depositor were to find that any obligation of Farmer Mac or the depositor under a transaction document, or any activity of Farmer Mac or the depositor, constituted an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to Farmer Mac or the depositor, such federal regulatory authorities may have the power to order Farmer Mac or depositor, among other things, to rescind such transaction document, to refuse to perform the obligation, to terminate the activity, to amend the terms of such obligation, or to take any other action determined by such regulatory authorities to be appropriate. In addition, Farmer Mac and the depositor probably would not be liable to holders of the certificates for contractual damages for complying with such an order, and holders of the certificates would be unlikely to have any recourse against the relevant regulatory authority.

         While Farmer Mac and the depositor have no reason to believe that any appropriate regulatory authority would consider provisions of the transaction documents relating to Farmer Mac or the depositor to be unsafe or unsound or to violate any law or regulation applicable to it, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a regulatory authority did reach such a conclusion, and ordered Farmer Mac or the depositor to rescind or amend its agreements, or to take other similar action, payments on the certificates could be delayed or reduced.

                                 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus.  This discussion is for certificateholders that hold the securities as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue
Code"), and except as specifically set forth, does not purport to discuss all federal income tax consequences that may be applicable to particular investors, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, certificateholders that hold the securities as part of a hedge, straddle or an integrated or conversion transaction, or certificateholders whose functional currency is not the United States dollar.  Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a certificateholder.  For purposes of this tax discussion, references to a certificateholder or a holder are to the beneficial owner of a certificate.

         The authorities on which this discussion are based are subject to change or differing interpretations, which could apply retroactively, adversely affecting the statements and conclusions set forth below. No rulings have been or will be sought from the Internal Revenue Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

         Although Farmer Mac is a government-sponsored enterprise, neither the certificates nor the income received from them is exempt from federal income, estate or gift taxes under the Internal Revenue
Code.  Further, neither the Internal Revenue Code nor any other legislation exempts the securities or income on them from taxation by any state, any United States possession or any local taxing authority.

         It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                                                 44

Status of the Trust as Fixed Investment Trust

         Assuming compliance with all provisions of the related pooling and servicing agreement, the depositor expects that the trust will be classified as a one or more fixed investment trusts and not as a partnership or an association taxable as a corporation.  No election will be made to treat the trust as a real estate mortgage investment conduit for federal income tax purposes.

         Subject to the possible application of  the "stripped bond" rules of section 1286 of the
Internal Revenue Code, if you own a certificate and the trust is treated as one or more fixed investment trusts, you will be treated for federal income tax purposes as the owner of a pro rata undivided interest in each of the assets of the related pass-through pool.  The stripped bond rules prescribed by section 1286 of the Internal Revenue Code generally are not expected to apply to the certificates, and are assumed not to apply except as specifically discussed below; see "Taxation of Owners of Certificates
— Possible Application of the Stripped Bond Rules."

Taxation of Owners of Certificates

         General.  If you own certificates, you must report on your federal income tax return your pro rata share of the entire income from the mortgages underlying the assets in the related pass-through pool, in accordance with your method of accounting.  Income will include gross interest income at the interest rates on the mortgages and incidental fees, if any.  We will report income on the certificates to the IRS and to holders of certificates based, in part, on the rules governing original issue discount, as further discussed below.

         You generally will be able to deduct, under section 162 or 212 of the Internal Revenue Code, your pro rata share of servicers' fees or any Farmer Mac guarantee fees, including incidental fees paid by the borrowers and retained by the services or Farmer Mac, and all administrative and other expenses of the pass-through pool in accordance with your method of accounting.  The Internal Revenue Code limits the deductions for these miscellaneous itemized deductions for some investors; more particularly, if any certificateholder is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

         o    an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

         o    the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the
              Internal Revenue Code.

         Section 67 of the Internal Revenue Code permits these deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.  In addition, section 68 of the Internal
Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by a holder of certificates that is subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.  Furthermore, in determining the alternative minimum taxable income of a holder of a certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the trust, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income.  Accordingly, these certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts.  Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

                                                 45

         Discount and Premium.  If you purchase a certificate, you will be treated as purchasing an interest in each of the underlying mortgages at a price determined by allocating the purchase price paid for that certificate among the mortgages in proportion to their fair market values at the time of purchase.  To the extent that the portion of the purchase price allocated to a mortgage is less than or greater than the portion of the principal balance of the mortgage allocated to the certificate, the interest in the mortgage will be deemed to have been acquired with discount or premium, respectively.
The treatment of any discount will depend on whether the discount represents original issue discount or market discount.

         It is suggested that prospective purchasers consult their own tax advisors to determine whether section 1272(a)(6) of the Internal Revenue Code, as expanded by the Taxpayer Reform Act of 1997, could affect the accrual of discount or amortization of premium on your certificates or otherwise affect the tax accounting for your certificates.

         If you recognize gain or loss attributable to discount or premium that is not characterized as original issue discount, market discount or amortizable bond premium (described below), your gain or loss will be treated as capital gain or loss.

         You will be required to report as ordinary income your pro rata share of any original issue discount related to the mortgages underlying the certificates.  Original issue discount may arise as a result of the issuance of mortgages at a discount or as a result of initial incentive interest rates.
You will be required to accrue original issue discount into current income only if it exceeds a de minimis amount.  The mortgages also would be subject to the original discount rules if, as discussed below, the "stripped bond" provisions of the Internal Revenue Code were determined to be applicable.

         The market discount rules will apply to treat market discount in excess of a de minimis amount as ordinary income.  You must recognize accrued market discount to the extent of gain realized on disposition or to the extent of principal payments that you receive.  The market discount rules provide that:

         o    Market discount will be considered to accrue under a straight-line method unless you elect to calculate it under a constant interest method.

         o    Interest that you paid or that accrues on indebtedness that you incurred or continued to purchase or carry mortgages acquired at a market discount will be allowed as a deduction only to the extent that such interest, reduced by the interest on the mortgages includible in income, including original issue discount, is greater than the market discount that accrued but was not taken into account during the taxable year such interest was paid or accrued.  Any such interest expense that is deferred will, in general, be allowed as a deduction when the related market discount income is recognized.

         o    Alternatively, you may elect to include market discount in income currently, under either a straight-line method or a constant interest method, on all market discount obligations you acquire on or after the first day of the first taxable year to which the election applies.  An election to include market discount as income currently can be revoked only with the consent by the IRS.  In this event, the rules about ordinary income on disposition and interest deferral discussed above will not apply.

                                                 46

         The exact application of the market discount rules is not clear.

         If you have purchased your interest in any mortgage at a premium, the premium may be amortizable under a constant interest method at your election under section 171 of the Internal Revenue
Code.  The premium is treated as an offset to interest income includable with respect to the mortgage.
An election to amortize premium will apply to all debt instruments having amortizable bond premium that you hold or subsequently acquire.  An election to amortize premium can be revoked only with consent by the IRS.

         You may elect to include in gross income all interest that accrues on a mortgage by using the constant yield method.  For purposes of this election, interest would include stated interest, de minimis original issue discount, original issue discount, de minimis market discount and market discount, as adjusted by any premium.  You should consider the relationship between this election and the elections described above under the discussion of Market Discount and Premium.

         Sale or Exchange of a Certificate.  If you sell a certificate, you will recognize gain or loss equal to the difference between your adjusted tax basis in the certificate and the amount you realized in the sale (not including amounts attributable to accrued and unpaid interest, which will be treated as ordinary interest income).

         In general, your adjusted tax basis in the certificate will equal what you paid for the certificate, plus the amount of any discount income you previously reported on the certificate, less the amount of any premium you previously offset against interest income on the certificate and the amount of any principal payments you received on it.

         You must report accrued but unrecognized market discount as ordinary income, but your gain or loss otherwise will be a capital gain or loss.  The capital gain or loss will be short-term or long-term, depending on whether you owned the certificate for the long-term capital gain holding period
(currently more than one year).

         Possible Application of the Stripped Bond Rules.  The IRS has issued guidance taking the position that, when mortgages are sold and the servicer is entitled to receive amounts that exceed reasonable compensation for the mortgage servicing to be performed, the mortgages are treated as stripped bonds within the meaning of section 1286 of the Internal Revenue Code.  If this treatment applies, you would not be treated as having a pro rata undivided interest in the underlying mortgages, but rather you would be treated as owning "stripped bonds" to the extent of your share of principal payments and "stripped coupons" to the extent of the class coupon plus reasonable servicing fees and guarantee fees.  Section 1286 treats a stripped bond or a stripped coupon, for purposes of applying the original issue discount rules, as a debt instrument issued with original issue discount on the date that the stripped interest is acquired; the holder of a stripped interest would be required to include original issue discount with respect to that interest in ordinary income for federal income tax purposes in accordance with a constant yield method as it accrued, which could be prior to receipt of the cash attributable to such income.  The depositor and the trust intend to take the position that all fees constitute reasonable compensation, and that the mortgages do not constitute stripped bonds; no assurance can be given, however, that the IRS will not take a contrary position, and prospective investors should consider with their advisors the effects of the possible application of the stripped bond rules on an investment in certificates.

         The IRS has also issued guidance providing that a purchaser of a mortgage that is a stripped bond must treat it as a market discount bond if the amount of original issue discount on the stripped bond is considered to be zero after application of the de minimis rule of section 1273(a)(3) of the
Internal Revenue Code or if the annual stated rate of interest payable on the stripped bond is 100 basis points or less below the annual stated rate of interest payable on the mortgage.  These conditions apparently are based on the premise that the interest payments which remain associated with the stripped bond are treated, for the purposes of the original issue and market discount provisions of the Internal
Revenue Code, as stated interest payable with respect to the stripped bond.  If these conditions are met, you would be required to account for any market discount in accordance with the rules for market discount as described above under "— Discount and Premium."

                                                 47

         It is unclear whether the position taken by the IRS in the guidance would be upheld if challenged.

Backup Withholding, Foreign Withholding and Information Reporting

         If you are a U.S. Person, you may be subject to backup withholding tax under section 3406 of the Internal Revenue Code on payments on your certificates, unless you comply with applicable information reporting procedures or are an exempt recipient.  Any such amounts withheld would be allowed as a credit against your United States federal income tax.

         Payments made to any investor who is not a U.S. Person, or to a holder on behalf of such an investor, generally will not be subject to United States federal income withholding tax if:

         o    The mortgages underlying the investor's certificates all were originated after July 18,
              1984;

         o    The mortgages in the loan group underlying the particular class of certificates constitute a "pool" of mortgages for purposes of applicable Treasury regulations;

         o    The certificate is not held by the investor in connection with a trade or business in the
              United States; and

         o    The investor provides a statement signed under penalties of perjury that includes its name and address and certifies that it is not a U.S. Person in accordance with applicable requirements.

         Whether a particular loan group constitutes a "pool" for purposes of applicable Treasury regulations is a matter of some uncertainty with respect to loan groups having relatively few mortgages
(or a single mortgage).  Although the Internal Revenue Service in 1995 issued a private letter ruling holding that a single loan can constitute a "pool" for this purpose, no other authority sheds appreciable light on the question, and private letter rulings may not be cited as precedent or relied upon by anyone other than the taxpayer to whom they are issued.  Because views differ as to correctness of the conclusion reached in the ruling and more generally as to the requirements necessary for a loan group to constitute a "pool," prospective investors who are not U.S. persons should be aware that payments on some certificates may be subject to United States withholding tax at the rate of 30%, and such certificates may not represent a suitable investment for such persons.

         Assuming a particular loan group constitutes a "pool" otherwise qualifying for exemption from withholding as described above, payments to an investor who is not a U.S. Person that represent interest on mortgages originated before July 19, 1984 nonetheless may be subject to United States withholding tax at the rate of 30% or any lower rate provided by an applicable tax treaty.  Particular Eligible
Investments allowed under a Servicing Contract may also give rise to income subject to withholding.

         Backup withholding tax will not apply to payments on a certificate made to an investor who is not a U.S. Person if the investor furnishes an appropriate statement of non-U.S. status.

         We will make available to each holder of a certificate, within a reasonable time after the end of each calendar year, information to assist holders and investors in preparing their federal income tax returns.  The information made available to you may not be correct for your particular circumstances.

                                                 48

         For these purposes, the term "U.S. Person" means one of the following:

         o    A citizen or resident of the United States.

         o    A corporation, partnership or other entity organized under the laws of the United States, any state or the District of Columbia, other than a partnership that is not treated as a
              U.S. Person under Treasury Department regulations.

         o    An estate whose income is subject to United States income tax, regardless of its source.

         o    A trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         o    To the extent provided in Treasury Department regulations, certain trusts in existence on
              August 20, 1996, and treated as U.S. Persons prior to such date, that elect to be treated as U.S. Persons.

         Prospective holders of certificates should be aware that notwithstanding the foregoing, special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

                                         STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described under "Material Federal Income Tax
Consequences," you should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the certificates.  State, local and foreign income and other tax laws may differ substantially from federal law.  The discussion under "Material Federal Income Tax Consequences"
is not intended to describe any aspect of the income tax laws of any state, locality or foreign country.

                                           ERISA CONSIDERATIONS

         The acquisition of certificates by a plan subject to Title I of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), any individual retirement account or any other plan subject to Code Section 4975 (each, a "Plan") could, in some instances, result in a prohibited transaction or other violations of the fiduciary responsibility provisions of ERISA and Code Section 4975.  Exemptions from the prohibited transaction rules could, however, be applicable.

         Investments by Plans governed by ERISA's general fiduciary standards are subject to (among others) the requirements of investment prudence and diversification and that the Plan's investments be made in accordance with the documents governing the Plan.  ERISA Section 406 and Code Section 4975 prohibit certain transactions involving the assets of a Plan and certain persons having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction.  Any such person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and such transactions may have to be rescinded.

         Governmental plans and certain church plans, while not subject to the fiduciary standards of
ERISA or the prohibited transaction provisions of ERISA and Code Section 4975, may nevertheless be subject to state or other federal laws that are substantially similar to those ERISA and Code provisions.  Fiduciaries of any such plans should consult with their counsel before purchasing any certificates offered by this prospectus.

                                                 49

         The U.S. Department of Labor (the "DOL") has promulgated a regulation, 29 C.F.R. Section
2510.3-101 (the "Plan Assets Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code.  Under the
Plan Assets Regulation, when a Plan acquires a "guaranteed governmental mortgage pool certificate" then, for purposes of the fiduciary responsibility provisions of ERISA and the Code, the Plan's assets include the certificate and all of its rights with respect to the certificate under applicable law but do not, solely by reason of the Plan's holding of the certificate, include any of the mortgages underlying the certificate.  The term "guaranteed governmental mortgage pool certificate" is defined as a certificate backed by, or evidencing an interest in, specified mortgages or participation interests in specified mortgages, where interest and principal payable under the certificate are guaranteed by the United
States or an agency or instrumentality of the United States.  The DOL has advised Farmer Mac that the certificates offered by this prospectus satisfy the conditions set forth in the Plan Assets Regulations and thus qualify as "guaranteed governmental mortgage pool certificates."  The effect is to make it clear that none of Farmer Mac, the trustee, the master servicer, any central servicer or other persons, in providing services with respect to the mortgages in the pool, should be subject to the ERISA standards of conduct in dealing with Qualified Loans or other assets of the trust.

         Prospective Plan investors should consult with their legal advisors concerning the impact of
ERISA and the Code, and the potential consequences in their specific circumstances, before they invest in the certificates offered by this prospectus.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates offered by this prospectus is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                             LEGAL INVESTMENT

         Because the certificates are securities guaranteed by Farmer Mac for purposes of the Farmer Mac charter, they will, by statute, be legal investments for some types of institutional investors who are authorized to purchase, hold or invest in obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States.

         Under Section 8.12(c) of the Farm Credit Act, if a state enacted legislation prior to
January 6, 1996 specifically limiting the legal investment authority of any state-chartered entities with respect to Farmer Mac guaranteed securities, such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein.  Farmer Mac is not aware of any state that has enacted such legislation prior to the deadline.

         The Farm Credit Act thus allows federal savings and loan associations and federal savings banks to invest in Farmer Mac guaranteed securities without limitation as to the percentage of their assets represented thereby, federal credit unions to invest in Farmer Mac guaranteed securities without limitation as to percentage of capital and surplus, and national banks to purchase Farmer Mac guaranteed securities for their own account without regard to the limitation generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.  In addition, on July 9, 1990, the Comptroller of the Currency issued an interpretation that Farmer Mac guaranteed securities of the type offered hereby are eligible for dealing in and underwriting by national banks.

         Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which specific classes of the certificates constitute legal investments for them.

                                                 50

                                             USE OF PROCEEDS

         The net proceeds from the sale of the certificates are expected to be approximately $[_____], before deducting expenses payable by the depositor estimated at $[_____].  The net proceeds will be applied by the depositor to the purchase of the trust assets.

                                          METHOD OF DISTRIBUTION

         The certificates are being offered and sold directly by the depositor.   There is currently no
secondary market for the certificates of any class.

                                                  RATING

         The certificates will not be rated.

                                WHERE YOU CAN FIND ADDITIONAL INFORMATION

         Farmer Mac is subject to the informational requirements of the Exchange Act.  In compliance with the Exchange Act, Farmer Mac files reports and other information with the SEC.

         The depositor has filed a registration statement relating to the certificates with the SEC.
This prospectus is part of the registration statement, but the registration statement includes additional information.

         The depositor is also subject to the informational requirements of the Exchange Act and in accordance therewith will file reports and other information with respect to the trust with the SEC.
Such reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N.E.,
Washington, D.C. 20549, and electronically through the SEC's Electronic Data Gathering, Analysis and
Retrieval System at the SEC's website (http:\\www.sec.gov).  The depositor does not intend to send any financial reports to certificateholders.

         Farmer Mac will make available to investors information about the certificates and the pool of mortgage loans underlying the certificates.  Generally, Farmer Mac will provide this information on a periodic scheduled basis after the trust is formed.  The information will be available from various sources, including several information vendors that provide securities information.  The information may also be made available on Farmer Mac's website at www.farmermac.com.

         For purposes of any electronic version of this prospectus, each uniform resource locator, or
URL, appearing under "Where You Can Find More Information" in this prospectus is an inactive textual reference only.  We have taken steps to ensure that each such URL was inactive at the time we created any electronic version of this prospectus.

         Farmer Mac Mortgage Securities Corporation made a written request to the staff of the SEC for an order pursuant to Section 12(h) of the Exchange Act exempting the depositor from some reporting requirements under the Exchange Act with respect to each pool of collateral.  Though the SEC staff generally no longer issues those orders with respect to securities such as the certificates, the depositor will file with the SEC reports with respect to the trust as are required under the Exchange
Act, as modified by prior SEC staff interpretations.  The depositor will provide those reports to holders of definitive securities, if any.

                                                 51

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus.  If given or made, you must not rely on the information or representations as having been authorized by the depositor or the trust.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates to any person by any person in any state or other jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make a solicitation.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.  If any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement it accordingly.

                                  WE HAVE INCORPORATED SOME INFORMATION
                                     BY REFERENCE TO OTHER DOCUMENTS

         We "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference into this prospectus any future current reports on Form 8-K filed with the SEC by or on behalf of the trust prior to the termination of the offering of the certificates.

         In addition, Farmer Mac's annual report on Form [10-K/A] for the year ended December 31, 2005,
Farmer Mac's quarterly reports on Form [10-Q/A] for the quarters ended March 31, 2006 and June 30, 2006, and Farmer Mac's current report on Form 8-K filed with the SEC on October 6, 2006 shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus.  All documents and reports Farmer Mac files in accordance with section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering made by this prospectus will likewise be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus.  These documents and reports can be inspected at the public reference facilities the SEC maintains listed above under the caption "Where You Can Find Additional Information."

         The consolidated financial statements of Farmer Mac incorporated in this prospectus by reference to Farmer Mac's annual report on Form [10-K/A] for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in this prospectus by reference.

         Upon request, the depositor will provide or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of the certificates, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests for these documents should be directed in writing to Farmer Mac Mortgage Securities Corporation, 1133 Twenty-First Street,
N.W., Suite 600, Washington, D.C.  20036, Attention:  Corporate Secretary.  The depositor has determined that its financial statements are not material to the offering of the certificates.

                                        FORWARD-LOOKING STATEMENTS

         Some statements in this prospectus represent our expectations or projections for the certificates offered by this prospectus only as of the date of this prospectus.  You can generally identify those statements, which are called "forward-looking statements," by the use of the words "may,"
"will," "expect," "intend," "estimate," "anticipate" or "believe" or similar language.

                                                 52

         We believe the expectations expressed in all forward-looking statements are reasonable and accurate based on information we currently have.  However, our expectations may not prove to be correct.  Important factors that could cause actual results to differ from our expectations are disclosed under "Risk Factors" and in other parts of this prospectus.  You should always consider those factors in evaluating any subsequent written and oral forward-looking statements by us, or persons acting on our behalf, in connection with this offering.

         We will not report to the public any changes to any forward-looking statements to reflect events, developments or circumstances that occur after the date of this prospectus.

                                                 53

                                         INDEX OF PRINCIPAL TERMS

         Unless the context indicates otherwise, the following terms shall have the meanings set forth on the pages indicated below.

Administrative Fee, 33
Administrative Fee Rate, 19
Business Day, 18
Certificate Balance, 19
Class Certificate Balance, 18
Cut-off Date, 13
Delinquency Advance, 29
Eligible Depository, 25
Eligible Investments, 25
ERISA, 49
Exchange Act, 10
Farmer Mac, 9
Farmer Mac Guarantee, 3
Fast Track, 14
Liquidated Qualified Loan, 19
Mortgage Interest Rate, 19
Net Mortgage Rate, 19
Pass-Through Rate, 19
Principal Distribution Amount, 19
Qualified Loans, 11
Record Date, 18
REO Property, 33
Sale Agreement, 23
Securities Act, 10
Servicing Contract, 23
Trust Agreement, 16

                                                 54

                            ANNEX I: DESCRIPTION OF THE QUALIFIED LOAN GROUPS

         The description of the Qualified Loans and the related Mortgaged Properties set forth below is based upon each loan group as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due before that date.  Before the mortgage loans are sold to the trust and the certificates are issued, Qualified Loans may be removed from each loan group:  (1) if we deem removal necessary or appropriate; (2) as a result of prepayments in full; or (3) as a result of incomplete documentation or otherwise.  A limited number of other Qualified Loans may be added to each loan group before the mortgage loans are sold to the trust and the certificates are issued unless the addition of those Qualified Loans would materially alter the characteristics of the load group as described in this Annex I.  The depositor believes that the information set forth in this Annex I will be representative of the characteristics of the related loan group as it will be constituted at the time the certificates are issued, although the range of Mortgage Interest Rates and maturities and other characteristics of the Qualified Loans in each loan group may vary.

         The composition of each loan group is subject to adjustment, with the amount of the variance restricted to no more than 5% of the aggregate principal balance of the Qualified Loans in the loan group, as stated in this Annex I.  The information set forth as to the Qualified Loans will be revised to reflect any adjustments in the composition of the trust assets and, if so revised, will be included in a
Form 8-K filed with the SEC.  The information will be available to holders of certificates promptly after any filing through the facilities of the SEC as described under "Where You Can Find Additional
Information" in the prospectus.

         Percentages and principal balances of Qualified Loans in the following tables have been rounded. Accordingly, the total of the percentages in any given column may not add to 100%, and the total of the principal balances in any given column may not add to the amount shown as the total for the column.

                                                 A-1

                                    DESCRIPTION OF LOAN GROUP ZAQM1009

         Loan group ZAQM1009 consists of two full-time farm Qualified Loans.  As of the Cut-off Date, the Qualified Loans in loan group ZAQM1009 have individual principal balances of $197,507.95 and
$210,000.00, respectively.  The Qualified Loans in loan group ZAQM1009 have scheduled maturity dates of
April 1, 2021 and August 1, 2021, respectively.  The Qualified Loans in loan group ZAQM1009 have a weighted average Administrative Fee Rate as of the Cut-off Date of approximately 1.307%.

         No Qualified Loan in loan group ZAQM1009 requires the payment of a Yield Maintenance Charge in connection with any principal prepayment.

         One Qualified Loan in loan group ZAQM1009 provides for the monthly payment of principal and interest on a level basis to amortize fully such Qualified Loan over its stated terms.  The remaining
Qualified Loan in loan group ZAQM1009 is a balloon loan, which provides for: (1) regular monthly payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated maturity; and (2) payment at stated maturity of a lump sum or "balloon" payment equal to the remaining principal balance of the loan that is significantly larger than the regular scheduled payments.

         Each Qualified Loan in loan group ZAQM1009 is an adjustable-rate mortgage loan that has an initial interest rate that will remain fixed for seven years from the date of origination and then will adjust annually to an interest rate determined by adding the margin indicated in the following schedule to the then-current average of London interbank offered rates for deposits having a maturity of one year, or one-year LIBOR.

         Zions First National Bank,  which is headquartered in Salt Lake City, Utah, will be the central servicer for all of the Qualified Loans in loan group ZAQM1009, which have an aggregate principal balance of $407,507.95 as of the Cut-off Date.

         The following tables provide specific information for each Qualified Loan in, and certain summary data for, loan group ZAQM1009 as of the Cut-off Date.

                                                 A-2

                                         QUALIFIED LOAN SCHEDULE
                                           Loan Group: ZAQM1009
                                          Cut-off Date: 8/1/2006

Loan Information:

---------- ------------ ------------ -------------- ------------- ------------- -------------- ----------------- ------------ ------------ ------------ ------------ ------------
              Next         Next      Cut-off Date     Mortgage        Net                                                                    Loan-to      Balloon-to   Total Debt
             Payment      Payment      Principal      Interest      Mortgage                     Amortization    Next Reset    Gross         -Value      -Value        Coverage
  State       Date       Type (1)       Balance         Rate          Rate      Maturity Date      Type (2)         Date       Margin         Ratio       Ratio (3)    Ratio (4)
---------- ------------ ------------ -------------- ------------- ------------- -------------- ----------------- ------------ ------------ ------------ ------------ ------------
   CA       9/1/2006        PI        $197,507.95      7.250%        5.705%       4/1/2021            F           4/1/2013      3.325%         22%          N/A         1.26
   VA       9/1/2006        PI        $210,000.00      7.040%        5.955%       8/1/2021            B           8/1/2013      2.865%         53%          33%         3.99

  Total Balance:  $407,507.95
  Total Number of Loans:  2

                                                 A-3

Summary Information:

--------------------------- ---------------- ------------- ------------- ----------------- ------------ --------------- ------------ ----------- ----------- ------------
                             Cut-off Date      Mortgage        Net                                        Remaining                              Loan to     Total Debt
                               Principal       Interest      Mortgage     Administrative    Maturity     Amortization   Next Reset   Gross       Value        Coverage
                                Balance          Rate          Rate          Fee Rate       Date (5)       Term (6)      Date (5)      Margin      Ratio      Ratio (4)
--------------------------- ---------------- ------------- ------------- ----------------- ------------ --------------- ------------ ----------- ----------- ------------

Weighted Average            $203,753           7.141%          5.833%         1.307%       7/1/2021          240        7/1/2013     3.087%         38%          2.67
Minimum                     $197,507           7.040%          5.705%         1.085%       4/1/2021          176        4/1/2013     2.865%         22%          1.26
Maximum                     $210,000           7.250%          5.955%         1.545%       8/1/2021          300        8/1/2013     3.325%         53%          3.99

     (1)     PI = Principal and Interest for a full period.  IO = Next payment will be interest only.

     (2)     B = Balloon Loan.  F = Fully Amortizing Loan.

     (3)     The Balloon-to-Value Ratio is the percentage of the balloon payment of each Qualified Loan in the loan group to the appraised value of the related Mortgaged Property.

     (4)     Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).  Loans that were processed through Fast Track will have no Total Debt Coverage Ratio calculated.

     (5)     The Weighted Average Maturity Date and the Weighted Average Next Reset Date are both rounded to the next payment date.

     (6)     The Remaining Amortization Term represents the number of amortization periods covered in months.  For example, 300 months on an annual pay loan represents 25 amortization periods.

                                                 A-4

                                     Distribution by Commodity Group
                                           Loan Group: ZAQM1009

                                                                Aggregate Principal        Percentage of Aggregate
                                               Number of       Balance As of Cut-off       Principal Balance As of
Commodity Group                                Loans (1)               Date                      Cut-Off Date
------------------------------------------- ---------------- -------------------------- -------------------------------

Cattle and Calves                                  1            $210,000.00                 51.5%
Permanent Plantings                                1            $197,507.95                 49.5%
------------------------------------------- ---------------- -------------------------- -------------------------------
Total:                                                          $407,507.95                100.0%

      (1)    The number of loans in each commodity group may not equal the total number of loans in the loan group because a Mortgaged Property may be used to produce multiple commodities and thus the related Mortgage Loan may be allocated to more than one commodity group.  As to any
             Qualified Loan allocated to more than one commodity group, its principal balance is allocated among commodity groups based on the proportion of the Mortgage Property used for the production of each commodity.

                                                 A-5

                                    DESCRIPTION OF LOAN GROUP ZAQS1010

         Loan group  ZAQS1010  consists of thirteen  full-time  farm  Qualified  Loans.  As of the Cut-off
Date,  the Qualified  Loans in loan group  ZAQS1010 have  individual  principal  balances of not less than
$131,000.00  and not more than  $1,000,000.00.  The Qualified  Loans in loan group ZAQS1010 have scheduled maturity  dates  ranging  between  April  1,  2021  and  January  1,  2022.  The  Qualified  Loans in loan group ZAQS1010  have a weighted  average  Administrative  Fee Rate as of the Cut-off Date of approximately
1.516%.

         No Qualified Loan in loan group ZAQS1010  requires the payment of a Yield  Maintenance  Charge in connection with any principal prepayment.

         Four Qualified  Loans in loan group  ZAQS1010  provide for the  semi-annual  payment of principal and interest on a level basis to amortize  fully such  Qualified  Loan over its stated term. The remaining
Qualified  Loans in loan group  ZAQS1010  are  balloon  loans,  each of which  provides  for:  (1) regular semi-annual  payments of principal  and  interest  computed on the basis of an  amortization  term that is longer than the related term to stated maturity; and (2) payment at stated maturity of a balloon payment.

         Each  Qualified  Loan in loan group  ZAQS1010  is an  adjustable-rate  mortgage  loan that has an initial  interest rate that will remain fixed for seven years from the date of  origination  and then will adjust  annually to an interest rate determined by adding the margin  indicated in the following  schedule to the  then-current  average of London  interbank  offered  rates for  deposits  having a maturity of one year, or one-year LIBOR.

         Five Qualified  Loans in loan group ZAQS1010 were  processed  through Fast Track.  Under the Fast
Track  process,  a loan  is  determined  to be a  Qualified  Loan  if it is  secured  by a  first  lien on agricultural  real estate,  the  loan-to-value  ratio is not greater than 55% and the loan is for not more than  $300,000  if the  borrower  has a  credit  score of at  least  680 or the loan is for not more  than
$1,000,000 if the borrower has a credit score of at least 700.

         Zions First National Bank will be the central servicer for all of the Qualified Loans in loan group ZAQS1010, which have an aggregate principal balance of $7,010,050.00 as of the Cut-off Date.

         The  following  tables  provide  specific  information  for each  Qualified  Loan in, and certain summary data for, loan group ZAQS1010 as of the Cut-off Date.

                                                 A-6

                                                              QUALIFIED LOAN SCHEDULE
                                                               Loan Group: ZAQS1010
                                                              Cut-off Date: 8/1/2006

Loan Information:

             Next        Next       Cut-off Date                      Net                                          Next                                       Total Debt
           Payment      Payment      Principal       Mortgage      Mortgage      Maturity    Amortization Type     Reset     Gross      Loan-to- Balloon-to-  Coverage
 State       Date      Type (1)       Balance      Interest Rate     Rate          Date             (2)            Date      Margin     Ratio     Ratio (3)    Ratio (4)
--------- ----------- ------------ --------------- -------------- ------------ ------------- ------------------- ---------- ---------- -------- ----------- ------------
   CA      1/1/2007       IO        $700,000.00       7.890%        6.315%       1/1/2022            F           1/1/2014    3.465%      70%        0%         1.40
   IA      1/1/2007       PI        $704,600.00       6.670%        5.440%       7/1/2021            B           7/1/2013    3.120%      55%       34%          N/A
   ID      1/1/2007       PI        $750,000.00       7.250%        6.065%       7/1/2021            F           7/1/2013    3.075%      68%        0%         2.98
   ID      1/1/2007       PI        $325,000.00       7.000%        5.465%       7/1/2021            B           7/1/2013    3.425%      27%       17%          N/A
   MN      1/1/2007       PI        $894,300.00       7.600%        5.940%       7/1/2021            B           7/1/2013    3.550%      55%       35%          N/A
   MN      1/1/2007       PI        $414,150.00       7.000%        5.440%       4/1/2021            B           4/1/2013    3.450%      55%       34%          N/A
   MN      1/1/2007       IO        $218,000.00       7.240%        6.065%       1/1/2022            B           1/1/2014    3.065%      38%       24%          N/A
   MN      1/1/2007       PI        $135,000.00       7.200%        5.690%       7/1/2021            F           7/1/2013    3.400%      59%        0%         1.43
   MT      1/1/2007       IO        $883,000.00       8.100%        6.315%       1/1/2022            B           1/1/2014    3.675%      25%       17%          N/A
   MT      1/1/2007       PI        $131,000.00       7.600%        6.065%       7/1/2021            B           7/1/2013    3.425%      43%       27%          N/A
   ND      1/1/2007       PI        $555,000.00       7.100%        5.440%       7/1/2021            B           7/1/2013    3.550%      67%       42%         1.38
   ND      1/1/2007       PI        $300,000.00       7.520%        5.940%       7/1/2021            B           7/1/2013    3.470%      43%       28%          N/A
   OK      1/1/2007       PI       $1,000,000.00      6.950%        5.440%       7/1/2021            F           7/1/2013    3.600%      55%        0%         1.66

--------- ----------- ------------ --------------- -------------- ------------ ------------- ------------------- ---------- ---------- -------- ----------- ------------

         Total Balance:  $7,010,050.00
         Total Number of Loans:  13

                                                                     A-7

Summary Information:

---------------------------- --------------- ------------- ------------ ------------------ -------------- ---------------- ----------- ------------- --------- -------------
                              Cut-off Date     Mortgage        Net       Administrative      Maturity        Remaining     Next        Gross Margin  Loan-to-ValTotal Debt
                               Principal       Interest     Mortgage                                       Amortization    Reset                                 Coverage
                                Balance          Rate         Rate          Fee Rate         Date (5)        Term (6)       Date (5)                  Ratio     Ratio (4)

---------------------------- --------------- ------------- ------------ ------------------ -------------- ---------------- ----------- ------------- --------- -------------

Weighted Average                $539,234        7.343%       5.826%          1.516%          1/1/2022           255         1/1/2014      3.434%       53%         1.86
Minimum                         $131,000        6.670%       5.440%          1.175%          4/1/2021           179         4/1/2013      3.065%       25%         1.38
Maximum                        $1,000,000       8.100%       6.315%          1.785%          1/1/2022           300         1/1/2014      3.675%       70%         2.98

---------------------------- --------------- ------------- ------------ ------------------ -------------- ---------------- ----------- ------------- --------- -------------

     (1)     PI = Principal and Interest for a full period.  IO = Next payment will be interest only.

     (2)     B = Balloon Loan.  F = Fully Amortizing Loan.

     (3)     The Balloon-to-Value Ratio is the percentage of the balloon payment of each Qualified Loan in the loan group to the appraised value of the related Mortgaged Property.

     (4)     Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).  Loans that were processed through Fast Track will have no Total Debt Coverage Ratio calculated.

     (5)     The Weighted Average Maturity Date and the Weighted Average Next Reset Date are both rounded to the next payment date.

     (6)     The Remaining Amortization Term represents the number of amortization periods covered in months.  For example, 300 months on an annual pay loan represents 25 amortization periods.

                                                                    A-8

                                     Distribution by Commodity Group
                                           Loan Group: ZAQS1010

----------------------------------------------- ------------------ ---------------------------- -----------------------
Commodity Group                                  Number of Loans       Aggregate Principal          Percentage of
                                                                                                 Aggregate Principal
                                                                          Balance As of         Balance As of Cut-Off
                                                       (1)                Cut-off Date                   Date
----------------------------------------------- ------------------ ---------------------------- -----------------------

Cattle and Calves                                       4                $1,882,080.00                  26.8%
Feed Grains                                             7                $1,531,165.00                  21.8%
Food Grains                                             4                  $718,530.00                  10.2%
Hogs                                                    1                  $500,000.00                   7.1%
Oilseeds                                                6                $1,460,525.00                  20.8%
Permanent Plantings                                     1                  $700,000.00                  10.0%
Sugarbeets, Cane and Other Crops                        2                  $217,750.00                   3.1%
----------------------------------------------- ------------------ ---------------------------- -----------------------
Total:                                                                   $7,010,050.00                 100.0%

     (1)     The number of loans in each commodity group may not equal the total number of loans in the loan group because a Mortgaged Property may be used to produce multiple commodities and thus the related Mortgage Loan may be allocated to more than one commodity group.  As to any
             Qualified Loan allocated to more than one commodity group, its principal balance is allocated among commodity groups based on the proportion of the Mortgage Property used for the production of each commodity.

                                                 A-9

                                    DESCRIPTION OF LOAN GROUP ZBQS1010

         Loan group  ZBQS1010  consists of two full-time  farm  Qualified  Loans.  As of the Cut-off Date, the Qualified  Loans in loan group ZBQS1010 have individual  principal  balances of $154,000 and $200,000, respectively.  The Qualified  Loans in loan group ZBQS1010 have  scheduled  maturity dates of July 1, 2021 and January 1, 2022,  respectively.  The Qualified  Loans in loan group  ZBQS1010 have a weighted  average
Administrative Fee Rate as of the Cut-off Date of approximately 1.523%.

         No Qualified Loan in loan group ZBQS1010  requires the payment of a Yield  Maintenance  Charge in connection with any principal prepayment.

         Each  Qualified  Loan in loan group ZBQS1010  provides for the  semi-annual  payment of principal and interest on a level basis to amortize fully such Qualified Loan over its stated term.

         Each  Qualified  Loan in loan group  ZBQS1010  is an  adjustable-rate  mortgage  loan that has an initial  interest  rate that will remain fixed for five years from the date of  origination  and then will adjust  annually to an interest rate determined by adding the margin  indicated in the following  schedule to the  then-current  average of London  interbank  offered  rates for  deposits  having a maturity of one year, or one-year LIBOR.

         Each  Qualified  Loan in loan group  ZBQS1010 was  processed  through Fast Track.  Under the Fast
Track  process,  a loan  is  determined  to be a  Qualified  Loan  if it is  secured  by a  first  lien on agricultural  real estate,  the  loan-to-value  ratio is not greater than 55% and the loan is for not more than  $300,000  if the  borrower  has a  credit  score of at  least  680 or the loan is for not more  than
$1,000,000 if the borrower has a credit score of at least 700.

         Zions First National Bank will be the central servicer for all of the Qualified Loans in loan group ZBQS1010, which have an aggregate principal balance of $354,000.00 as of the Cut-off Date.

         The  following  tables  provide  specific  information  for each  Qualified  Loan in, and certain summary data for, loan group ZBQS1010 as of the Cut-off Date.

                                                 A-10

                                                                         QUALIFIED LOAN SCHEDULE
                                                                          Loan Group: ZBQS1010
                                                                         Cut-off Date: 8/1/2006

Loan Information:
--------- ----------- ----------- -------------- -------------- ----------- ----------- ---------------- ---------- ---------- ----------- -------------- --------------
              Next        Next     Cutt-off Date                    Net                                     Next                Loan-to      Balloon-to      Total Debt
            Payment      Payment    Principal      Mortgage      Mortgage    Maturity     Amortization     Reset      Gross     -Value      -Value           Coverage
 State       Date       Type (1)     Balance     Interest Rate     Rate        Date        Type (2)         Date      Margin     Ratio       Ratio (3)       Ratio(4)
--------- ----------- ----------- -------------- -------------- ----------- ----------- ---------------- ---------- ---------- ----------- -------------- --------------
CA         1/1/2007       IO        $200,000.00      7.650%         6.190%    1/1/2022          F          1/1/2012     3.350%     33%           0%            N/A
CA         1/1/2007       PI        $154,000.00      6.920%         5.315%    7/1/2021          F          7/1/2011     3.495%     55%           0%            N/A
--------- ----------- ----------- -------------- -------------- ----------- ----------- ---------------- ---------- ---------- ----------- -------------- --------------

  Total Balance:  $354,000.00
  Total Number of Loans:  2

                                                                             A-11

Summary Information:

---------------------------- --------------- ------------- ------------ ------------------ -------------- ---------------- ----------- ------------- --------- -------------
                              Cut-off Date     Mortgage        Net       Administrative                      Remaining         Next                   Loan-to    Total Debt
                               Principal       Interest     Mortgage          Fee             Maturity      Amortization      Reset                    Value     Coverage
                                Balance          Rate         Rate            Rate            Date (5)        Term (6)       Date (5)   Gross Margin   Ratio      Ratio (4)
---------------------------- --------------- ------------- ------------ ------------------ -------------- ---------------- ----------- ------------- --------- -------------

Weighted Average                $177,000        7.332%       5.809%          1.523%          1/1/2022           180         1/1/2012      3.413%       43%         N/A
Minimum                         $154,000        6.920%       5.315%          1.460%          7/1/2021           179         7/1/2011      3.350%       33%         N/A
Maximum                         $200,000        7.650%       6.190%          1.605%          1/1/2022           180         1/1/2012      3.495%       55%         N/A
---------------------------- --------------- ------------- ------------ ------------------ -------------- ---------------- ----------- ------------- --------- -------------

     (1)     PI = Principal and Interest for a full period.  IO = Next payment will be interest only.

     (2)     B = Balloon Loan.  F = Fully Amortizing Loan.

     (3)     The Balloon-to-Value Ratio is the percentage of the balloon payment of each Qualified Loan in the loan group to the appraised value of the related Mortgaged Property.

     (4)     Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).  Loans that were processed through Fast Track will have no Total Debt Coverage Ratio calculated.

     (5)     The Weighted Average Maturity Date and the Weighted Average Next Reset Date are both rounded to the next payment date.

     (6)     The Remaining Amortization Term represents the number of amortization periods covered in months.  For example, 300 months on an annual pay loan represents 25 amortization periods.

                                                                             A-12

                                     Distribution by Commodity Group
                                           Loan Group: ZBQS1010

----------------------------------------------- ------------- ----------------------------- ----------------------------
Commodity Group                                  Number of    Aggregate Principal Balance     Percentage of Aggregate
                                                                                              Principal Balance As of
                                                 Loans (1)         As of Cut-off Date              Cut-Off Date
----------------------------------------------- ------------- ----------------------------- ----------------------------

Permanent Plantings                                  2               $354,000.00                   100.0%
----------------------------------------------- ------------- ----------------------------- ----------------------------
Total:                                                               $354,000.00                   100.0%

     (1)     The number of loans in each commodity group may not equal the total number of loans in the loan group because a Mortgaged Property may be used to produce multiple commodities and thus the related Mortgage Loan may be allocated to more than one commodity group.  As to any
             Qualified Loan allocated to more than one commodity group, its principal balance is allocated among commodity groups based on the proportion of the Mortgage Property used for the production of each commodity.

                                                   A-13

                                    DESCRIPTION OF LOAN GROUP ZCQS1005

         Loan group ZCQS1005  consists of one full-time  farm Qualified  Loan. As of the Cut-off Date, the
Qualified Loan in loan group ZCQS1005 has an individual  principal  balance of $280,000.00 and a scheduled maturity  date of July 1,  2021.  The  Qualified  Loans in loan group  ZCQS1005  has an  weighted  average
Administrative Fee Rate as of the Cut-off Date of approximately 1.790%.

         The Qualified  Loan in loan group  ZCQS1005  does not require the payment of a Yield  Maintenance
Charge in connection with any principal prepayment.

         The Qualified  Loan in loan group  ZCQS1005 is a balloon loan,  which  provides for:  (1) regular semi-annual  payments of principal  and  interest  computed on the basis of an  amortization  term that is longer than the related term to stated maturity; and (2) payment at stated maturity of a balloon payment.

         The  Qualified  Loan in loan  group  ZCQS1005  is an  adjustable-rate  mortgage  loan that has an initial  interest rate that will remain fixed for three years from the date of  origination  and then will adjust  annually to an interest rate determined by adding the margin  indicated in the following  schedule to the  then-current  average of London  interbank  offered  rates for  deposits  having a maturity of one year, or one-year LIBOR.

         The  Qualified  Loan in loan group  ZCQS1005 was  processed  through  Fast Track.  Under the Fast
Track  process,  a loan  is  determined  to be a  Qualified  Loan  if it is  secured  by a  first  lien on agricultural  real estate,  the  loan-to-value  ratio is not greater than 55% and the loan is for not more than  $300,000  if the  borrower  has a  credit  score of at  least  680 or the loan is for not more  than
$1,000,000 if the borrower has a credit score of at least 700.

         Zions First National Bank will be the central servicer for the Qualified Loan in loan group
ZCQS1005, which has an aggregate principal balance of $280,000.00 as of the Cut-off Date.

         The following tables provide  specific  information for the Qualified Loan in loan group ZCQS1005 as of the Cut-off Date.

                                                   A-14

                                                                 QUALIFIED LOAN SCHEDULE
                                                                  Loan Group: ZCQS1005
                                                                 Cut-off Date: 8/1/2006

Loan Information:
--------- ----------- ----------- -------------- -------------- ----------- ----------- ---------------- ---------- ---------- ----------- -------------- --------------
            Next        Next        Cut-off Date                    Net                                     Next                 Loan-to    Balloon-to      Total Debt
           Payment     Payment       Principal      Mortgage      Mortgage    Maturity     Amortization    Reset      Gross      -Value       -Value        Coverage
 State      Date      Type (1)       Balance      Interest Rate     Rate        Date        Type (2)        Date      Margin      Ratio       Ratio (3)     Ratio (4)
--------- ----------- ----------- -------------- -------------- ----------- ----------- ---------------- ---------- ---------- ----------- -------------- --------------
CO        1/1/2007        PI      $280,000.00    6.980%         5.190%      7/1/2021          B          7/1/2009   3.655%         47%          29%            N/A
--------- ----------- ----------- -------------- -------------- ----------- ----------- ---------------- ---------- ---------- ----------- -------------- --------------

  Total Balance:  $280,000.00
  Total Number of Loans:  1

     (1)     PI = Principal and Interest for a full period.  IO = Next payment will be interest only.

     (2)     B = Balloon Loan.  F = Fully Amortizing Loan.

     (3)     The Balloon-to-Value Ratio is the percentage of the balloon payment of each Qualified Loan in the loan group to the appraised value of the related Mortgaged Property.

     (4)     Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).  Loans that were processed through Fast Track will have no Total Debt Coverage Ratio calculated.

                                                   A-15

                                     Distribution by Commodity Group
                                           Loan Group: ZCQS1005

----------------------------------------------- ------------- ----------------------------- ----------------------------
Commodity Group                                  Number of    Aggregate Principal Balance     Percentage of Aggregate
                                                                                              Principal Balance As of
                                                 Loans (1)         As of Cut-off Date              Cut-Off Date
----------------------------------------------- ------------- ----------------------------- ----------------------------

Feed Grains                                          1        $140,000.00                   50.0%
Sugarbeets, Cane and Other Crops                     1        $140,000.00                   50.0
----------------------------------------------- ------------- ----------------------------- ----------------------------
Total:                                                        $280,000.00                   100.0%

     (1)     The number of loans in each commodity group may not equal the total number of loans in the loan group because a Mortgaged Property may be used to produce multiple commodities and thus the related Mortgage Loan may be allocated to more than one commodity group.  As to any
             Qualified Loan allocated to more than one commodity group, its principal balance is allocated among commodity groups based on the proportion of the Mortgage Property used for the production of each commodity.

                                                   A-16

                                    DESCRIPTION OF LOAN GROUP ZJ1M1010

         Loan group ZJ1M1010 consists of one part-time farm Qualified Loan.  As of the Cut-off Date, the
Qualified Loan in loan group ZJ1M1010 has an aggregate principal balance of $323,213.15 and a scheduled maturity date of February 1, 2036.  Mortgagors may prepay their Qualified Loans at any time without penalty.  Therefore, the actual date on which the Qualified Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.  The Qualified Loan in loan group ZJ1M1010 has an original terms to stated maturity of 360 months.  As of the Cut-off Date, the stated remaining term of the Qualified Loan included in loan group ZJ1M1010 was approximately 354 months.  The Qualified Loan included in loan group ZJ1M1010 provides for scheduled monthly payments of interest and principal, due on the first day of each month, on a level basis to amortize fully over its stated term.

         The Qualified Loan included in loan group ZJ1M1010 is an adjustable-rate mortgage loan that has an initial interest rate that will remain fixed for five years from the date of origination and then will adjust annually to an interest rate determined by adding the related gross margin to then-current average of London interbank offered rates for deposits having a maturity of one year, or one-year
LIBOR.  As of the Cut-off Date, the stated initial reset date term of the Qualified Loan included in loan group ZJ1M1010 was approximately 54 months.

         As of the Cut-off Date, the Qualified Loan included in loan group ZJ1M1010 was not delinquent and had not been more than 30 days delinquent more than once during the preceding twelve months.

         The Qualified Loan in loan group ZJ1M1010 has an Administrative Fee Rate of 0.70%.  The
Qualified Loan in loan group ZJ1M1010 does not require the borrower to pay a Yield Maintenance Charge if the borrower prepays the loan in whole or in part

         As of the Cut-off Date, the Qualified Loan included in loan group ZJ1M1010 had a Loan-to-Value
Ratio of 64%.

         CGB Agri Financial Services, Inc., which is headquartered in Louisville, Kentucky, will be the central servicer for the Qualified Loan in loan group ZJ1M1010.

         The following tables provide summary information for the Qualified Loans in loan group ZJ1M1010 as of the Cut-off Date.

                                                   A-17

                                                           QUALIFIED LOAN SCHEDULE
                                                            Loan Group: ZJ1M1010
                                                           Cut-off Date: 8/1/2006

Loan Information:
--------- ----------- ----------- -------------- -------------- ----------- ----------- -------------- ---------- -------- -------------- ----------- ---------- -----------
            Next         Next      Cut-off Date                    Net                                    Next                             Balloon-to  Total Debt  Credit
           Payment     Payment     Principal        Mortgage     Mortgage    Maturity    Amortization    Reset      Gross     Loan-to-       -Value    Coverage     Score
 State      Date       Type (1)    Balance       Interest Rate     Rate        Date       Type (2)        Date      Margin   Value Ratio    Ratio (3)   Ratio (4)   Range
--------- ----------- ----------- -------------- -------------- ----------- ----------- -------------- ---------- -------- -------------- ----------- ---------- -----------
CA        9/1/2006        PI      $323,213.15    6.500%         5.800%      2/1/2036         F         2/1/2011   2.250%        64%           0%         N/A       701-750
--------- ----------- ----------- -------------- -------------- ----------- ----------- -------------- ---------- -------- -------------- ----------- ---------- -----------

  Total Balance:  $323,213.15
  Total Number of Loans:  1

     (1)     PI = Principal and Interest for a full period.  IO = Next payment will be interest only.

     (2)     B = Balloon Loan.  F = Fully Amortizing Loan.

     (3)     The Balloon-to-Value Ratio is the percentage of the balloon payment of each Qualified Loan in the loan group to the appraised value of the related Mortgaged Property.

     (4)     Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).  Loans that were processed through Fast Track will have no Total Debt Coverage Ratio calculated

                                                   A-18

                                    DESCRIPTION OF LOAN GROUP ZL1M1004

         Loan group ZL1M1004 consists of two part-time farm Qualified Loans.  As of the Cut-off Date, the Qualified Loans in loan group ZL1M1004 have an aggregate principal balance of $171,453.30 and
$437,522.11, respectively.  Each Qualified Loan in loan group ZL1M1004 has an original term to stated
maturity of 360 months.  As of the Cut-off Date, the weighted average stated remaining term of the
Qualified Loans included in loan group ZL1M1004 was approximately 355 months.  Each Qualified Loan included in loan group ZL1M1004 provides for scheduled monthly payments of interest and principal, due on the first day of each month, on a level basis to amortize fully over its stated term.

         Each Qualified Loan included in loan group ZL1M1004 is an adjustable-rate mortgage loan that has initial interest rates that will remain fixed for seven years from the date of origination and then will adjust annually to an interest rate determined by adding the related gross margin to then-current average of London interbank offered rates for deposits having a maturity of one year, or one-year
LIBOR.  As of the Cut-off Date, the weighted average stated initial reset date term of the Qualified
Loans included in loan group ZL1M1004 was approximately 114 months.

         As of the Cut-off Date, the average principal balance of the Qualified Loans included in loan group ZL1M1004 was approximately $304,487.  The latest maturity date of any of the Qualified Loans was
March 1, 2036; however, mortgagors may prepay their Qualified Loans at any time without penalty.
Therefore, the actual date on which any Qualified Loan is paid in full may be earlier than the stated
maturity date due to unscheduled payments of principal.

         As of the Cut-off Date, no Qualified Loan included in loan group ZL1M1004 was delinquent and no
Qualified Loan had been more than 30 days delinquent more than once during the preceding twelve months.

         The Qualified Loans in loan group ZL1M1004 have an Administrative Fee Rate of 0.550% and
0.700%, respectively.  No Qualified Loan in loan group ZL1M1004 requires the borrower to pay a Yield
Maintenance Charge if the borrower prepays the loan in whole or in part.

         As of the Cut-off Date, no Qualified Loan included in loan group ZL1M1004 had a Loan-to-Value
Ratio of more than 75%.  The weighted average of the Loan-to-Value Ratios as of the Cut-off Date of the
Qualified Loans was approximately 66%.

         CGB Agri Financial Services, Inc., will be the central servicer for all of the Qualified Loans in loan group ZL1M1004, and the Agri-Access™ division of AgStar Financial Service, ACA, which division is headquartered in Johnston, Iowa, will be the central servicer for the other Qualified Loans in loan group ZL1M1004.

         The following tables provide summary information for the Qualified Loans in loan group ZL1M1004 as of the Cut-off Date.

                                                   A-19

                                                                QUALIFIED LOAN SCHEDULE
                                                                 Loan Group: ZL1M1004
                                                                Cut-off Date: 8/1/2006

Loan Information:
--------- ----------- ----------- -------------- -------------- ----------- ----------- -------------- ---------- -------- ------------ ----------- ------------ -----------
             Next        Next      Cut-off Date    Mortgage         Net                                   Next              Loan-to     Balloon-to   Total Debt     Credit
           Payment     Payment       Principal     Interest       Mortgage   Maturity    Amortization     Reset     Gross   -Value        Value       Coverage       Score
State        Date      Type (1)       Balance        Rate          Rate        Date         Type (2)      Date      Margin   Ratio       Ratio (3)    Ratio(4)       Range
--------- ----------- ----------- -------------- -------------- ----------- ----------- -------------- ---------- -------- ------------ ----------- ------------ -----------
KY        9/1/2006        PI      $437,522.11    6.375%         5.675%        2/1/2036         F         2/1/2016   2.250%       75%          0%          N/A        551-600
PA        9/1/2006        PI      $171,453.30    6.870%         5.870%        3/1/2036         F         2/1/2016   5.063%       41%          0%          N/A        751-800
--------- ----------- ----------- -------------- -------------- ----------- ----------- -------------- ---------- -------- ------------ ----------- ------------ -----------

  Total Balance:  $608,975.41
  Total Number of Loans:  2

                                                                       A-20

Summary Information:

---------------------------- --------------- ------------- ------------ ------------------ -------------- ---------------- ----------- ------------- --------- -------------
                              Cut-off Date     Mortgage        Net       Administrative                      Remaining         Next                   Loan-to-   Total Debt
                               Principal       Interest     Mortgage         Fee             Maturity       Amortization      Reset        Gross       Value      Coverage
                                Balance          Rate         Rate          Rate              Date (5)         Term (6)       Date (5)     Margin      Ratio      Ratio (4)
---------------------------- --------------- ------------- ------------ ------------------ -------------- ---------------- ----------- ------------- --------- -------------
Weighted Average                $304,487        6.514%       5.856%          0.657%          3/1/2036           355         2/1/2016      3.041%       66%         0.00
Minimum                         $171,453        6.375%       5.675%          0.550%          2/1/2036           354         2/1/2016      2.250%       41%         0.00
Maximum                         $437,522        6.870%       6.320%          0.700%          3/1/2036           355         2/1/2016      5.063%       75%         0.00
---------------------------- --------------- ------------- ------------ ------------------ -------------- ---------------- ----------- ------------- --------- -------------

     (1)     PI = Principal and Interest for a full period.  IO = Next payment will be interest only.

     (2)     B = Balloon Loan.  F = Fully Amortizing Loan.

     (3)     The Balloon-to-Value Ratio is the percentage of the balloon payment of each Qualified Loan in the loan group to the appraised value of the related Mortgaged Property.

     (4)     Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).  Loans that were processed through Fast Track will have no Total Debt Coverage Ratio calculated.

     (5)     The Weighted Average Maturity Date and the Weighted Average Next Reset Date are both rounded to the next payment date.

     (6)     The Remaining Amortization Term represents the number of amortization periods covered in months.  For example, 300 months on an annual pay loan represents 25 amortization periods.

                                                                       A-21

                                    DESCRIPTION OF LOAN GROUP ZR1M1005

         Loan group ZR1M1005 consists of two part-time farm Qualified Loans.  As of the Cut-off Date, the Qualified Loans in loan group ZR1M1005 have an aggregate principal balance of $333,719.57 and
$179,010.34, respectively.  Each Qualified Loan in loan group ZR1M1005 has an original term to stated
maturity of 360 months.  As of the Cut-off Date, the weighted average stated remaining term of the
Qualified Loans included in loan group ZR1M1005 was approximately 358 months. Each Qualified Loan included in loan group ZR1M1005 provides for scheduled monthly payments of interest and principal, due on the first day of each month, on a level basis to amortize fully over its stated term.

         Each Qualified Loan included in loan group ZR1M1005 is an adjustable-rate mortgage loan that has initial interest rates that will remain fixed for three years from the date of origination and then will adjust annually to an interest rate determined by adding the related gross margin to then-current average of London interbank offered rates for deposits having a maturity of one year, or one-year
LIBOR.  As of the Cut-off Date, the weighted average stated initial reset date term is approximately
33 months.

         As of the Cut-off Date, the average principal balance of the Qualified Loans included in loan group ZRM1005 was approximately $256,364.  The latest maturity date of any of the Qualified Loans was
June 1, 2036; however, mortgagors may prepay their Qualified Loans at any time without penalty.
Therefore, the actual date on which any Qualified Loan is paid in full may be earlier than the stated
maturity date due to unscheduled payments of principal.

         As of the Cut-off Date, no Qualified Loan included in loan group ZR1M1005 was delinquent and no
Qualified Loan had been more than 30 days delinquent more than once during the preceding twelve months.

         Each Qualified Loan in loan group ZR1M1005 has a weighted average Administrative Fee Rate as of the Cut-off Date of approximately 0.450%.  No Qualified Loan in loan group ZR1M1005 requires the borrower to pay a Yield Maintenance Charge if the borrower prepays the loan in whole or in part.

         As of the Cut-off Date, no Qualified Loan included in loan group ZR1M1005 had a Loan-to-Value
Ratio of more than 63%.  The weighted average of the Loan-to-Value Ratios as of the Cut-off Date of the
Qualified Loans was approximately 54%.

         The Agri-Access™ division of AgStar Financial Service, ACA, which division is headquartered in
Johnston, Iowa, will be the central servicer for each of the Qualified Loans in loan group ZR1M1005.

         The following tables provide summary information for the Qualified Loans in loan group ZR1M1005 as of the Cut-off Date.

                                                  A-22

                                         QUALIFIED LOAN SCHEDULE
                                           Loan Group: ZR1M1005
                                          Cut-off Date: 8/1/2006

Loan Information:
------------ ---------------- --------------- -------------------- ------------------ ---------------- ---------------- ------------------ ------------- ------------ -------------- ---------------- -------------- ---------------
                                                 Cut-off Date                                                                                                                                          Total Debt
              Next Payment     Next Payment        Principal           Mortgage        Net Mortgage                       Amortization      Next Reset      Gross     Loan-to-Value  Balloon-to-Value   Coverage      Credit Score
                  Date           Type (1)           Balance          Interest Rate         Rate         Maturity Date       Type (2)           Date        Margin         Ratio         Ratio (3)       Ratio (4)        Range
------------ ---------------- --------------- -------------------- ------------------ ---------------- ---------------- ------------------ ------------- ------------ -------------- ---------------- -------------- ---------------
KY           9/1/2006                PI          $333,719.57          7.125%             6.225%           6/1/2036                F           7/1/2009      5.404%         63%              0%             N/A           751-800
PA           9/1/2006                PI          $179,010.34          6.500%             5.600%           2/1/2036                F           1/1/2009      4.820%         37%              0%             N/A             N/A
------------ ---------------- --------------- -------------------- ------------------ ---------------- ---------------- ------------------ ------------- ------------ -------------- ---------------- -------------- ---------------

  Total Balance:  $512,729.91
  Total Number of Loans:  2

                                                  A-23

Summary Information:

-------------------------------------- --------------------- ----------------- ------------------ ------------------------ -------------------- ---------------------- ---------------- ----------------- -------------- -----------------
                                                                                                                                                                                                                            Total Debt
                                           Cut-off Date          Mortgagef                                                                            Remaining          Next Reset                       Loan-to-Value   Coverage Ratio
                                        Principal Balance     Interest Rate    Net Mortgage Rate  Administrative Fee Rate   Maturity Date (5)   Amortization Term (6)     Date (5)        Gross Margin        Ratio            (4)
-------------------------------------- --------------------- ----------------- ------------------ ------------------------ -------------------- ---------------------- ---------------- ----------------- -------------- -----------------
Weighted Average                             $256,364             6.906%            6.456%                0.450%                5/1/2036                 358              5/1/2009           5.199%            54%             0.00
Minimum                                      $179,010             6.500%            6.050%                0.450%                2/1/2036                 355              1/1/2009           4.820%            37%             0.00
Maximum                                      $333,719             7.125%            6.675%                0.450%                6/1/2036                 359              7/1/2009           5.404%            63%             0.00
-------------------------------------- --------------------- ----------------- ------------------ ------------------------ -------------------- ---------------------- ---------------- ----------------- -------------- -----------------

     (1)     PI = Principal and Interest for a full period.  IO = Next payment will be interest only.

     (2)     B = Balloon Loan.  F = Fully Amortizing Loan.

     (3)     The Balloon-to-Value Ratio is the percentage of the balloon payment of each Qualified Loan in the loan group to the appraised value of the related Mortgaged Property.

     (4)     Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).  Loans that were processed through Fast Track will have no Total Debt Coverage Ratio calculated.

     (5)     The Weighted Average Maturity Date and the Weighted Average Next Reset Date are both rounded to the next payment date.

     (6)     The Remaining Amortization Term represents the number of amortization periods covered in months.  For example, 300 months on an annual pay loan represents 25 amortization periods.

                                                                                     A-24

                                    DESCRIPTION OF LOAN GROUP ZQ1M1008

         Loan group ZQ1M1008  consists of four full-time  farm  Qualified  Loans.  As of the Cut-off Date, the  Qualified  Loans  in loan  group  ZQ1M1008  have  individual  principal  balances  of not  less  than
$196,359.15  and not more than  $2,247,163.50.  The Qualified  Loans in loan group ZQ1M1008 have scheduled maturity  dates  ranging  between  January 1, 2021 and June 1,  2021.  The  Qualified  Loans in loan group
ZQ1M1008 have a weighted average Administrative Fee Rate as of the Cut-off Date of approximately 1.414%.

         No Qualified Loan in loan group ZQ1M1008  requires the payment of a Yield  Maintenance  Charge in connection with any principal prepayment.

         One  Qualified  Loan in loan group  ZQ1M1008  provides for the monthly  payment of principal  and interest  on a level basis to amortize  fully such  Qualified  Loan over its stated  term.  The  remaining
Qualified  Loans in loan group  ZQ1M1005  are  balloon  loans,  each of which  provides  for:  (1) regular monthly  payments of principal and interest  computed on the basis of an amortization  term that is longer than the related term to stated maturity; and (2) payment at stated maturity of a balloon payment.

         Each  Qualified  Loan in loan group  ZQ1M1008  is an  adjustable-rate  mortgage  loan that has an initial  interest  rate that will remain  fixed for ten years from the date of  origination  and then will adjust  annually to an interest rate determined by adding the margin  indicated in the following  schedule to the  then-current  average of London  interbank  offered  rates for  deposits  having a maturity of one year, or one-year LIBOR.

         Zions First  National Bank will be the central  servicer for all of the  Qualified  Loans in loan group ZQ1M1008, which have an aggregate principal balance of $2,878,976.95 as of the Cut-off Date.

         The  following  tables  provide  specific  information  for each  Qualified  Loan in, and certain summary data for, loan group ZQ1M1008 as of the Cut-off Date.

                                                  A-25

                                         QUALIFIED LOAN SCHEDULE
                                           Loan Group: ZQ1M1008
                                          Cut-off Date: 8/1/2006

Loan Information:

-------------- ------------------- ---------------- --------------------- ----------------- ------------------- ------------------- ----------------------- -------------------- -------------- --------------- --------------- ------------------
                                                                                                                                                                                                                  Balloon-to-       Total Debt
                                    Next Payment        Cut-off Date          Mortgage                                                                                                           Loan-to-Value      Value            Coverage
               Next Payment Date      Type (1)       Principal Balance     Interest Rate    Net Mortgage Rate     Maturity Date     Amortization Type (2)     Next Reset Date    Gross Margin        Ratio           Rate             Ratio(4)
-------------- ------------------- ---------------- --------------------- ----------------- ------------------- ------------------- ----------------------- -------------------- -------------- --------------- --------------- ------------------
CA                9/1/2006              PI              $2,247,163.50           6.740%            5.355%              1/1/2021               F                    1/1/2016            3.165%         58%             0%              1.73
IL                9/1/2006              PI                $206,245.76           7.140%            5.955%              5/1/2021               B                    5/1/2016            2.765%         45%             28%             1.81
NJ                9/1/2006              PI                $229,208.54           7.500%            5.705%              5/1/2021               B                    5/1/2016            3.575%         48%             30%             N/A
OK                9/1/2006              PI                $196,359.15           7.500%            5.955%              6/1/2021               B                    6/1/2016            3.325%         36%             23%             N/A
-------------- ------------------- ---------------- --------------------- ----------------- ------------------- ------------------- ----------------------- -------------------- -------------- --------------- --------------- ------------------

  Total Balance:  $2,878,976.95
  Total Number of Loans:  4

                                                  A-26

Summary Information:

----------------------------------- ----------------------- ------------------ ------------------- ------------------------ ------------------ ----------------------- ----------------- ------------- ---------------- -------------------
                                                                                                                                                                                                                            Total Debt
                                        Cut-off Date           Mortgage                                                                             Remaining            Next Reset                     Loan-to-Value        Coverage
                                     Principal Balance       Interest Rate    Net Mortgage Rate   Administrative Fee Rate  Maturity Date (5)    Amortization Term (6)     Date(5)         Gross Margin       Ratio           Ratio (4)

Weighted Average                           $719,744              6.880%              5.466%                1.414%           2/1/2021                    200               2/1/2016          3.179%           55%               1.74
Minimum                                    $196,359              6.740%              5.355%                1.185%           1/1/2021                    173               1/1/2016          2.765%           36%               1.73
Maximum                                  $2,247,163              7.500%              5.955%                1.795%           6/1/2021                    298               6/1/2016          3.575%           58%               1.81

---------------------------------- ----------------------- ------------------ ------------------- ------------------------ ------------------ ----------------------- ----------------- ------------- ---------------- -------------------

     (1)     PI = Principal and Interest for a full period.  IO = Next payment will be interest only.

     (2)     B = Balloon Loan.  F = Fully Amortizing Loan.

     (3)     The Balloon-to-Value Ratio is the percentage of the balloon payment of each Qualified Loan in the loan group to the appraised value of the related Mortgaged Property.

     (4)     Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).  Loans that were processed through Fast Track will have no Total Debt Coverage Ratio calculated.

     (5)     The Weighted Average Maturity Date and the Weighted Average Next Reset Date are both rounded to the next payment date.

     (6)     The Remaining Amortization Term represents the number of amortization periods covered in months.  For example, 300 months on an annual pay loan represents 25 amortization periods.

                                                  A-27

                                     Distribution by Commodity Group
                                           Loan Group: ZQ1M1008

---------------------------------------------- -------------------- ----------------------- --------------------------
Commodity Group                                     Number of        Aggregate Principal     Percentage of Aggregate
                                                                    Balance As of Cut-off    Principal Balance As of
                                                    Loans (1)                Date                 Cut-Off Date
---------------------------------------------- -------------------- ----------------------- --------------------------
Cattle and Calves                                       1               $170,832.46                  5.9%
Feed Grains                                             1                $25,526.69                  0.9%
Greenhouse/ Nursery                                     1               $229,208.54                  8.0%
Permanent Plantings                                     1             $2,247,163.50                 78.1%
Sheep, Lambs and Other Livestock                        1               $206,245.76                  7.2%
---------------------------------------------- -------------------- ----------------------- --------------------------
       Total:                                                          $2,878,976.95               100.0%

(1)      The number of loans in each commodity group may not equal the total number of loans in the loan group because a Mortgaged Property may be used to produce multiple commodities and thus the related Mortgage Loan may be allocated to more than one commodity group.  As to any Qualified
         Loan allocated to more than one commodity group, its principal balance is allocated among commodity groups based on the proportion of the Mortgage Property used for the production of each commodity.

                                                  A-28

                                    DESCRIPTION OF LOAN GROUP ZQ1S1016

         Loan group ZQ1S1016  consists of thirty-one  full-time farm  Qualified  Loans.  As of the Cut-off
Date,  the Qualified  Loans in loan group  ZQ1S1016 have  individual  principal  balances of not less than
$105,000.00  and not more than  $1,850,000.00.  The Qualified  Loans in loan group ZQ1S1016 have scheduled maturity  dates ranging from July 1, 2021 to January 1, 2022.  The Qualified  Loans in loan group ZQ1S1016 have a weighted average Administrative Fee Rate as of the Cut-off Date of approximately 1.194%.

         No Qualified Loan in loan Group ZQ1S1016  requires the payment of a Yield  Maintenance  Charge in connection with any principal prepayment.

         Two Qualified Loans in loan group ZQ1S1016  provide for the semi-annual  payment of principal and interest  on a level  basis to  amortize  fully  each  such  Qualified  Loan  over its  stated  term.  The remaining  Qualified  Loans  in loan  group  ZQ1S1016  are  balloon  loans,  each of which  provides  for:
(1) regular  semi-annual  payments of principal and interest computed on the basis of an amortization term that is longer than the related term to stated  maturity;  and (2) payment at stated maturity of a balloon payment.

        Each  Qualified  Loan in loan  group  ZQ1S1016  is an  adjustable-rate  mortgage  loan that has an initial  interest  rate that will remain  fixed for ten years from the date of  origination  and then will adjust  annually to an interest rate determined by adding the margin  indicated in the following  schedule to the  then-current  average of London  interbank  offered  rates for  deposits  having a maturity of one year, or one-year LIBOR.

         Seventeen  Qualified  Loans in loan group ZQ1S1016 were processed  through Fast Track.  Under the
Fast  Track  process,  a loan is  determined  to be a  Qualified  Loan if it is secured by a first lien on agricultural  real estate,  the  loan-to-value  ratio is not greater than 55% and the loan is for not more than  $300,000  if the  borrower  has a  credit  score of at  least  680 or the loan is for not more  than
$1,000,000 if the borrower has a credit score of at least 700.

         Zions First National Bank will be the central servicer for all of the Qualified Loans in loan group ZQ1S1016, which have an aggregate principal balance of $11,925,700 as of the Cut-off Date.

         The  following  tables  provide  specific  information  for each  Qualified  Loan in, and certain summary data for, loan group ZQ1S1016 as of the Cut-off Date.

                                                  A-29

                                                                QUALIFIED LOAN SCHEDULE
                                                                 Loan Group: ZQ1S1016
                                                                Cut-off Date: 8/1/2006

Loan Information:
------------ ---------------- --------------- -------------------- ------------------ ---------------- ---------------- ---------------------- ------------------ ------------- ---------------- ------------------- --------------------
                                                 Cut-off Date
              Next Payment     Next Payment        Principal           Mortgage        Net Mortgage                                                                              Loan-to-Value    Balloon-to-Value       Total Debt
                  Date           Type (1)           Balance          Interest Rate         Rate         Maturity Date   Amortization Type (2)   Next Reset Date   Gross Margin       Ratio           Ratio (3)       Coverage Ratio (4)
------------ ---------------- --------------- -------------------- ------------------ ---------------- ---------------- ---------------------- ------------------ ------------- ---------------- ------------------- --------------------

CO              1/1/2007            PI           $280,000.00          6.980%             5.190%           7/1/2021                   B            7/1/2009           3.655%              47%                29%                 N/A
CA              1/1/2007            IO           $539,000.00          7.520%             6.190%           1/1/2022                   F            1/1/2017           3.220%              70%                0%                 1.37
CA              1/1/2007            PI           $205,000.00          6.750%             5.565%           7/1/2021                   F            7/1/2016           3.075%              41%                0%                  N/A
CO              1/1/2007            PI           $612,500.00          7.800%             6.190%           7/1/2021                   B            7/1/2016           3.500%              70%               45%                 2.06
CO              1/1/2007            PI           $352,600.00          7.540%             6.065%           7/1/2021                   B            7/1/2016           3.365%              50%               32%                  N/A
CO              1/1/2007            IO           $235,000.00          7.850%             6.440%           1/1/2022                   B            1/1/2017           3.300%              34%               22%                 1.56
GA              1/1/2007            PI           $350,000.00          7.000%             5.565%           7/1/2021                   B            7/1/2016           3.325%              70%               44%                 1.32
IA              1/1/2007            IO         $1,850,000.00          7.520%             6.440%           1/1/2022                   B            1/1/2017           2.970%              48%               31%                 1.50
IA              1/1/2007            IO           $205,000.00          7.750%             6.440%           1/1/2022                   B            1/1/2017           3.200%              70%               45%                 2.22
IA              1/1/2007            IO           $150,000.00          7.550%             6.190%           1/1/2022                   B            1/1/2017           3.250%              26%               17%                  N/A
IA              1/1/2007            PI           $105,000.00          7.000%             5.940%           7/1/2021                   B            7/1/2016           2.950%              23%               14%                  N/A
ID              1/1/2007            PI           $750,000.00          7.750%             6.065%           7/1/2021                   B            7/1/2016           3.575%              27%               17%                 1.69
ID              1/1/2007            PI           $400,000.00          7.750%             6.065%           7/1/2021                   B            7/1/2016           3.575%              26%               17%                 1.69
IL              1/1/2007            IO           $162,000.00          7.640%             6.440%           1/1/2022                   B            1/1/2017           3.090%              43%               28%                 1.53
MI              1/1/2007            PI           $790,000.00          7.020%             5.940%           7/1/2021                   B            7/1/2016           2.970%              67%               42%                 1.27
MI              1/1/2007            PI           $250,000.00          7.390%             5.570%           7/1/2021                   B            7/1/2016           3.715%              38%               24%                  N/A
MN              1/1/2007            PI           $875,000.00          7.390%             6.190%           7/1/2021                   B            7/1/2016           3.090%              50%               32%                  N/A
MN              1/1/2007            PI           $385,000.00          7.480%             6.190%           7/1/2021                   B            7/1/2016           3.180%              45%               29%                  N/A
MN              1/1/2007            PI           $294,000.00          6.990%             5.815%           7/1/2021                   B            7/1/2016           3.065%              70%               44%                 3.95

------------ ---------------- --------------- -------------------- ------------------ ---------------- ---------------- ---------------------- ------------------ ------------- ---------------- ------------------- --------------------

                                                                                         A-30

Loan Information (cont'd):
------------ ---------------- --------------- -------------------- ------------------ ---------------- -------------------- ---------------------- ------------------ ------------- ---------------- ------------------- --------------------
                                                 Cut-off Date
              Next Payment     Next Payment        Principal       013fMortgage        Net Mortgage                                                                                  Loan-to-Value    Balloon-to-Value       Total Debt
                  Date           Type (1)           Balance          Interest Rate         Rate           Maturity Date     Amortization Type (2)   Next Reset Date   Gross Margin       Ratio           Ratio (3)       Coverage Ratio (4)
------------ ---------------- --------------- -------------------- ------------------ ---------------- -------------------- ---------------------- ------------------ ------------- ---------------- ------------------- --------------------
MN             1/1/2007               PI        $260,000.00          7.250%             6.065%             7/1/2021                  B                 7/1/2016           3.075%              26%               17%                  N/A
MN             1/1/2007               PI        $245,000.00          6.820%             5.940%             7/1/2021                  B                 7/1/2016           2.770%              45%               28%                 2.24
MN             1/1/2007               PI        $240,000.00          7.400%             6.190%             7/1/2021                  B                 7/1/2016           3.100%              38%               24%                  N/A
MN             1/1/2007               PI        $236,500.00          6.990%             5.815%             7/1/2021                  B                 7/1/2016           3.065%              55%               34%                  N/A
MN             1/1/2007               PI        $155,000.00          7.120%             5.940%             7/1/2021                  B                 7/1/2016           3.070%              46%               29%                  N/A
MN             1/1/2007               PI        $150,000.00          6.750%             5.565%             7/1/2021                  B                 7/1/2016           3.075%              66%               41%                 1.18
MO             1/1/2007               IO        $220,000.00          7.500%             5.940%            10/1/2021                  B                10/1/2016           3.450%              43%               28%                  N/A
MO             1/1/2007               PI        $133,100.00          7.050%             5.940%             7/1/2021                  B                 7/1/2016           3.000%              55%               35%                  N/A
SD             1/1/2007               IO        $570,000.00          7.270%             6.190%             1/1/2022                  B                 1/1/2017           2.970%              46%               29%                  N/A
TX             1/1/2007               PI        $309,000.00          7.770%             6.190%             7/1/2021                  B                 7/1/2016           3.470%              21%               14%                 1.31
WA             1/1/2007               IO        $315,000.00          7.900%             6.190%            10/1/2021                  B                10/1/2016           3.600%              55%               36%                  N/A
WA             1/1/2007               PI        $300,000.00          7.250%             5.940%             7/1/2021                  B                 7/1/2016           3.200%              36%               23%                  N/A
WA             1/1/2007               PI        $282,000.00          7.250%             5.940%             7/1/2021                  B                 7/1/2016           3.200%              49%               31%                  N/A

------------ ---------------- --------------- -------------------- ------------------ ---------------- -------------------- ---------------------- ------------------ ------------- ---------------- ------------------- --------------------

  Total Balance:  $11,925,700.00
  Total Number of Loans:  31

                                                                                          A-31

Summary Information:

---------------------------------- ----------------------- ------------------ ------------------- ------------------------ ------------------ ----------------------- ----------------- ------------- ---------------- -------------------
                                                                                                                                                                                                                           Total Debt
                                        Cut-off Date           Mortgage                                                                             Remaining            Next Reset                     Loan-to-Value        Coverage
                                     Principal Balance       Interest Rate    Net Mortgage Rate   Administrative Fee Rate  Maturity Date (5)  Amortization Term (6)       Date  (5)      Gross Margin       Ratio           Ratio (4)

Weighted Average                          $394,718              7.402%              5.593%                1.194%              1/1/2022                 292               1/1/2017           3.229%           49%               1.68
Minimum                                   $105,000              6.750%              5.565%                0.880%              7/1/2021                 179               7/1/2016           2.770%           21%               1.18
Maximum                                  $1,850,000             7.900%              6.440%                1.820%              1/1/2022                 300               1/1/2017           3.715%           70%               3.95

---------------------------------- ----------------------- ------------------ ------------------- ------------------------ ------------------ ----------------------- ----------------- ------------- ---------------- -------------------

     (1)     PI = Principal and Interest for a full period.  IO = Next payment will be interest only.

     (2)     B = Balloon Loan.  F = Fully Amortizing Loan.

     (3)     The Balloon-to-Value Ratio is the percentage of the balloon payment of each Qualified Loan in the Loan Group to the appraised value of the related Mortgaged Property.

     (4)     Total Debt Coverage Ratio is the ratio determined by dividing the borrower's total annual net income (net of living expenses and taxes) from all sources by the borrower's total annual debt service obligations (including capital lease payments).  Loans that were processed through Fast Track will have no Total Debt Coverage Ratio calculated.

     (5)     The Weighted Average Maturity Date and the Weighted Average Next Reset Date are both rounded to the next payment date.

     (6)     The Remaining Amortization Term represents the number of amortization periods covered in months.  For example, 300 months on an annual pay loan represents 25 amortization periods.

                                                                                          A-32

                                     Distribution by Commodity Group
                                           Loan Group: ZQ1S1016

----------------------------------------------- --------------------- ----------------------------- ----------------------
                                                                                                       Percentage of
        Commodity Group                           Number of Loans (1)   Aggregate Principal Balance   Aggregate Principal
                                                                                 As of                  Balance As of
                                                                              Cut-off Date              Cut-Off Date
----------------------------------------------- --------------------- ----------------------------- ----------------------
Cattle and Calves                                        3                    $585,000.00                   4.5%
Conservation Reserve Program                             1                    $220,000.00                   1.7%
Cotton/Tobacco                                           1                    $175,000.00                   1.3%
Dairy                                                    1                    $125,000.00                   1.0%
Feed Grains                                              28                 $5,534,500.00                  42.5%
Food Grains                                              3                    $622,000.00                   4.8%
Oilseeds                                                 18                 $3,406,950.00                  26.2%
Permanent Plantings                                      2                    $539,000.00                   4.1%
----------------------------------------------- --------------------- ----------------------------- ----------------------
      Total:                                                               $10,736,400.00                 100.0%

(1)      The number of loans in each commodity group may not equal the total number of loans in the loan group because a Mortgaged Property may be used to produce multiple commodities and thus the related Mortgage Loan may be allocated to more than one commodity group.  As to any Qualified
         Loan allocated to more than one commodity group, its principal balance is allocated among commodity groups based on the proportion of the Mortgage Property used for the production of each commodity.

                                                              A-33

                                                              ___________________________________

                                                                         $[________]
                                                                 Guaranteed Agricultural
                                                              Mortgage-Backed Securities,
                                                                   Series [__/__/06]

                                                                     Federal Agricultural
                                                                     Mortgage Corporation

                                                                ____________________________

                                                                       PROSPECTUS
                                                                ____________________________

                                                                      [______ __], 2006

                                                 PART II

                                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby are currently anticipated to be as follows (all amounts except for the SEC Registration Fee are estimated).

                                                                                     Amount
SEC Registration Fee..................................................              $107.00
Trustee's Fees and Expenses (including counsel fees)..................                 *
Legal Fees and Expenses...............................................                 *
Accounting Fees and Expenses..........................................                 *
Printing and Engraving Expenses.......................................                 *
Blue Sky Qualification and Legal Investments Fees and Expenses........                 *
Rating Agency Fees....................................................                 *
Miscellaneous.........................................................                 *
  Total...............................................................             $   *
____________

*    To be completed by amendment.

Item 15.  Indemnification of Directors and Officers.

         The registrant's certificate of incorporation provides that directors and officers of the registrant will be indemnified to the fullest extent authorized or permitted by Delaware law.  Section
145 of the Delaware General Corporate Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents, in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officer, employees or agents, against expenses incurred in any such action, suit or proceeding.

Item 16.  Exhibits.

        4.1          Trust Agreement*
        4.2          Form of Issue Supplement to Trust Agreement*
        4.3          Guarantee of Federal Agricultural Mortgage Corporation (included in Exhibit 4.1)*
        4.4          Form of Central Servicing Agreement (Full-Time)*
        4.5          Form of Central Servicing Agreement (Part-Time)*
        5.1          Opinion of General Counsel of the Registrant as to legality*
        8.1          Opinion of Orrick, Herrington & Sutcliffe LLP as to tax matters*
       10.1          Form of Seller/Servicer Agreement*
       10.2          Bill of Sale by Federal Agricultural Mortgage Corporation in favor of Farmer Mac Mortgage
                     Securities Corporation*
       23.1          Consent of the General Counsel of the Registrant (included in Exhibit 5.1)*
       23.2          Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1)*
       23.3          Consent of Deloitte & Touche LLP*
       24.1          Powers of Attorney (included on page II-3 of this Registration Statement)

________________
*      To be filed by amendment.

                                                       II-1

Item 17.  Undertakings.

(a)      Rule 430A.

         The undersigned registrant hereby undertakes:

          (1)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)
or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)     For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)      Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934)
that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Request for Acceleration of Effective Date.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act
Documents by Third Parties.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the
Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                       II-2

                                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Farmer Mac Mortgage Securities
Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on the 27th day of October, 2006.

                                                     FARMER MAC MORTGAGE SECURITIES CORPORATION

                                                     By       /s/  HENRY D. EDELMAN
                                                          Henry D. Edelman
                                                          President, Chief Executive Officer and Director

                                            POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Henry D. Edelman his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments (including any post-effective amendment) to this Registration Statement and any or all other documents in connection therewith, and any registration statement filed pursuant to Rule 462(b) under the Securities
Act of 1933, and to file the same, with all exhibits thereto, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Name and Signature                                  Title                                     Date

                                                Chairman, President and Chief
       /s/ HENRY D. EDELMAN                      Executive Officer, Director                     October 27, 2006
___________________________________             (Principal Executive Officer)
         Henry D. Edelman

      /s/ NANCY E. CORSIGLIA               Vice President and Treasurer, Director                October 27, 2006
___________________________________             (Principal Financial Officer)
        Nancy E. Corsiglia

       /s/ JEROME G. OSLICK                Vice President and Secretary, Director                October 27, 2006
___________________________________
         Jerome G. Oslick

       /s/ TIMOTHY L. BUZBY                             (Controller)                             October 27, 2006
___________________________________
         Timothy L. Buzby

                                                       II-3

                                             EXHIBIT INDEX

        4.1          Trust Agreement*
        4.2          Form of Issue Supplement to Trust Agreement*
        4.3          Guarantee of Federal Agricultural Mortgage Corporation (included in Exhibit 4.1)*
        4.4          Form of Central Servicing Agreement (Full-Time)*
        4.5          Form of Central Servicing Agreement (Part-Time)*
        5.1          Opinion of General Counsel of the Registrant as to legality*
        8.1          Opinion of Orrick, Herrington & Sutcliffe LLP as to tax matters*
       10.1          Form of Seller/Servicer Agreement*
       10.2          Bill of Sale by Federal Agricultural Mortgage Corporation in favor of Farmer Mac Mortgage
                     Securities Corporation*
       23.1          Consent of the General Counsel of the Registrant (included in Exhibit 5.1)*
       23.2          Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1)*
       23.3          Consent of Deloitte & Touche LLP*
       24.1          Powers of Attorney (included on page II-3 of this Registration Statement)

________________
*      To be filed by amendment.

                                                       II-4